Exhibit 10.1
CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

LICENSE AGREEMENT
by and between
JOUNCE THERAPEUTICS, INC.
and
GILEAD SCIENCES, INC.
dated as of August 31, 2020

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LICENSE AGREEMENT
This LICENSE AGREEMENT (this “Agreement”) is entered into as of August 31, 2020 (the “Execution Date”) by and between Jounce Therapeutics, Inc., a Delaware corporation (“Jounce”), and Gilead Sciences, Inc. (“Gilead”). Jounce and Gilead are each referred to herein by name or as a “Party” or, collectively, as the “Parties.”
RECITALS
WHEREAS, Jounce is a clinical-stage immunotherapy company focused on the discovery and development of innovative therapies for the treatment of cancer, including JTX-1811;
WHEREAS, Gilead possesses expertise in the development and commercialization of biologic products;
WHEREAS, Jounce desires to grant, and Gilead desires to accept, a license to research, develop, manufacture and commercialize JTX-1811 and associated Licensed Products (as defined below), in accordance with the terms and conditions set forth herein; and
WHEREAS, simultaneously with entering into this Agreement, the Parties are entering into a stock purchase agreement, pursuant to which Jounce will issue and Gilead will purchase shares of capital stock of Jounce on the terms and conditions set forth therein (the “Stock Purchase Agreement”) and a registration rights agreement related to such stock purchase.
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
Article 1

DEFINITIONS
Unless specifically set forth to the contrary herein, the following terms will have the respective meanings set forth below.
1.1    “Accounting Standards” means: United States Generally Accepted Accounting Principles (“GAAP”), consistently applied.
1.2    “Affiliate” means any Person which, directly or indirectly through one (1) or more intermediaries, controls, is controlled by, or is under common control with a Party. For purposes of this Section 1.2 only, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to a Person means: (a) direct or indirect ownership of fifty percent (50%) or more of the voting securities or other voting interest of any Person (including attribution from related parties); or (b) the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of such Person, whether through ownership of voting securities, by contract, as a general partner, as a manager, or otherwise.
1.3    “Agreement” has the meaning set forth in the Preamble.
1.4    “Alliance Management Meeting” has the meaning set forth in Section 2.5.
1.5    “Annual Net Sales” means, on a Licensed Product-by-Licensed Product basis, total Net Sales by Selling Parties in the Territory of such Licensed Product in a particular Calendar Year, calculated in accordance with the Accounting Standards.
1.6    “Antitrust Law” means the HSR Act, the Sherman Act, the Clayton Act, the Federal Trade Commission Act, and any other federal, state, or foreign law, regulation, or decree designed to prohibit, restrict, or regulate actions for the purpose or effect of monopolization or restraint of trade.
1.7    “Applicable Law” means all applicable laws, statutes, treaties (including tax treaties), rules, regulations, orders, judgments, or ordinances having the effect of law of any national, multinational, federal, state, provincial, county, city, or other political subdivision, including, to the extent applicable, GCP, GLP, and GMP, as well as all applicable data protection and privacy laws, rules, and regulations, including, to the extent applicable, the United States Department of Health and Human Services privacy rules under the Health Insurance Portability and Accountability Act and the Health Information Technology for Economic and Clinical Health Act and the EU Data Protection Directive (Council Directive 95/46/EC) and applicable laws implementing the EU Data Protection Directive and the General Data Protection Regulation (2016/679).
1.8    “[***]” has the meaning set forth in Section [***].
1.9    “Auditor” has the meaning set forth in Section 8.7.2.
1.10    “[***]” has the meaning set forth in Schedule 1.10.
1.11    “Biosimilar Product” means, with respect to a Licensed Product, a biological product: (a) that contains (i) an identical active ingredient(s) as the Licensed Antibody in such Licensed Product, or (ii) a “highly similar” active ingredient(s) to the Licensed Antibody in such Licensed Product, as the phrase “highly similar” is used in 42 U.S.C. § 262(i)(2), and subject to the factors set forth in FDA’s Guidance for Industry, “Quality Considerations in Demonstrating Biosimilarity to a Reference Protein Product,” (February 2012), at Section VI, or any successor FDA guidance thereto; (b) for which Regulatory Approval is obtained by referencing Regulatory Materials of such Licensed Product; (c) is approved for use in such country (or region) pursuant to a Regulatory Approval process governing approval of interchangeable or biosimilar biologics as described in 42 U.S.C. § 262, or a similar process for Regulatory Approval in any country (or region) outside the United States, or any other similar provision that comes into force, or is the subject of a notice with respect to such Licensed Product under 42 U.S.C. § 262(l)(2) or any other similar provision that comes into force in such country (or region); and (d) is sold in the same country as such Licensed Product by any Third Party that is not a Sublicensee of Gilead or its Affiliates with respect to the Jounce IP and Joint IP and did not purchase such product in a chain of distribution that included any Selling Party.
1.12    “[***]” means [***].
1.13    “BLA” means a Biologics License Application filed with the FDA in the United States, as defined in Title 21 of the U.S. Code of Federal Regulations, Section 601.2 et seq., or any non-U.S. counterpart of the foregoing.
1.14    “BPCIA” means Biologics Price Competition and Innovation Act of 2009.
1.15    “Business Day” means any day other than (a) a Saturday, Sunday or other day on which banks in New York City, New York or San Francisco, California are authorized or required to close by Applicable Law, (b) December 26 through December 31, and (c) the seven (7) day period that begins on a Sunday and ends on a Saturday during which period July 4th occurs.
1.16    “Calendar Quarter” means each of the three (3) month periods ending March 31, June 30, September 30, and December 31; provided, that: (a) the first Calendar Quarter of the Term will extend from the Effective Date to the end of the first complete such three (3)-month period thereafter; and (b) the final Calendar Quarter of the Term will end on the last day of the Term.
1.17    “Calendar Year” means the period beginning on the Effective Date and ending on December 31 of the calendar year in which the Effective Date falls, and thereafter each successive period of twelve (12) consecutive calendar months beginning on January 1 and ending on December 31; provided, that the final Calendar Year of the Term will end on the last day of the Term.
1.18    “CCR8” means human Chemokine (C-C motif) receptor 8, a protein having the amino acid sequence:
[***].
1.19    “Change of Control” means, with respect to a Party, the occurrence of any of the following events from and after the Execution Date: (a) any Person or group of Persons becomes the beneficial owner (directly or indirectly) of more than fifty percent (50%) of the voting shares of such Party; (b) such Party consolidates with or merges into or with another Person pursuant to a transaction in which more than fifty percent (50%) of the voting shares of the acquiring or resulting entity outstanding immediately after such consolidation or merger is not held by the holders of the outstanding voting shares of Jounce immediately preceding such consolidation or merger; or (c) such Party sells or transfers to another Person all or substantially all of its assets.
1.20    “Clinical Trial” means any human clinical trial of a Licensed Product.
1.21    “Closing Date” has the meaning set forth in Section 11.3.1.

1.22    “Code” has the meaning set forth in Section 15.4.2.
1.23    “Combination Product” has the meaning set forth in Section 1.112.
1.24    “Commercialization” means any and all activities directed to the commercialization of a product, including marketing, detailing, promotion, market research, distributing, order processing, handling returns and recalls, booking sales, customer service, administering, and commercially selling such product, importing, exporting, and transporting such product for commercial sale, and seeking Pricing Approval of a product (if applicable), whether before or after Regulatory Approval has been obtained, as well as all regulatory compliance with respect to the foregoing. For clarity, “Commercialization” does not include: (a) Manufacturing; or (b) any Clinical Trials and other trials commenced after Regulatory Approval. When used as a verb, “Commercialize” means to engage in Commercialization.
1.25    “Commercially Reasonable Efforts” means, with respect to Gilead, the carrying out of Development and Commercialization activities with respect to a Licensed Product using efforts and resources that a biopharmaceutical or biotechnology company of comparable size and resources as Gilead would typically devote to products of similar market potential at a similar stage in Development or product life, in each case considering conditions then prevailing and taking into account issues of [***] and [***], [***] and [***] and [***], [***] and [***], [***] and [***], [***] and [***] of [***], the [***] and [***] and [***] (including [***] and [***]), the [***] and [***] and [***], the [***] and [***] and [***], [***] (including the [***] and [***]), [***], the [***] and [***] (including the [***]), and all other [***], [***], and [***].
1.26    “Competing Infringement” has the meaning set forth in Section 10.4.1.
1.27    “Competing Product” means any [***] that constitutes, incorporates, comprises, or contains an antibody or other agent that is [***], whether or not as the sole active ingredient, in any form, presentation, or formulation (including [***] and [***]). With respect to Gilead, the term “Competing Product” excludes any [***] that constitutes, incorporates, comprises, or contains any Licensed Antibody.
1.28    “Composition Patent Family” means (a) U.S. Provisional Patent Application No. [***], (b) any Jounce Patent that is [***] and (c) any Patents claiming priority from (a) or (b) within the Territory.
1.29    “Confidential Information” means, with respect to a Party, all confidential and proprietary information, including chemical or biological materials, chemical structures, commercialization plans, correspondence, customer lists, data, development plans, formulae, improvements, Inventions, Know-How, processes, regulatory filings, Regulatory Materials, reports, strategies, techniques, or other information, in each case, that are disclosed by or on behalf of such Party or any of its Affiliates to the other Party or any of its Affiliates pursuant to this Agreement, regardless of whether any of the foregoing are marked “confidential” or “proprietary” or communicated to the other Party by or on behalf of the disclosing Party in oral, written, visual, graphic, or electronic form. All Jounce IP will be deemed the Confidential Information of Jounce, and the Joint IP will be the Confidential Information of each of the

Parties, provided that, except as otherwise expressly set forth in this Agreement, as between the Parties, all data and information generated, gathered, or Controlled by either Party that relates to any Licensed Product shall constitute the Confidential Information of Gilead for purposes of this Agreement.
1.30    “Control,” “Controls,” or “Controlled” means, with respect to any Patent, Know-How, other intellectual property right, or Confidential Information, the ability of a Party or its Affiliates, as applicable (whether through ownership, license, or sublicense (other than a license granted pursuant to this Agreement)) to grant to the other Party the licenses, sublicenses, or other rights as provided herein, or to otherwise disclose such intellectual property right, or Confidential Information to the other Party, without violating the terms of any then-existing agreement with any Third Party at the time such Party or its Affiliates, as applicable, would be required hereunder to grant the other Party such licenses, sublicenses, or other rights as provided herein or to otherwise disclose such intellectual property right, or Confidential Information to the other Party.
1.31    “Cover” means, with reference to a Patent claim, that the making, using, offering to sell, selling, importing, or exporting of a Licensed Product would infringe such Patent claim in the country in which such activity occurs without a license thereto (or ownership thereof).
1.32    “Cure Period” has the meaning set forth in Section 15.2.1.
1.33    “Damages” means all losses, costs, claims, damages, judgments, liabilities, and expenses (including reasonable attorneys’ fees and other reasonable out-of-pocket costs in connection therewith).
1.34    “Default” means: (a) any breach, violation, or default; (b) the existence of circumstances or the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach, violation, or default; or (c) the existence of circumstances or the occurrence of an event that, with or without the passage of time or the giving of notice or both, would give rise to a right of termination, renegotiation, acceleration, or material change of terms.
1.35    “Development” means: (a) research activities (including drug discovery, identification, or synthesis) with respect to a product; or (b) preclinical and clinical drug development activities and other development activities with respect to a product, including test method development and stability testing, toxicology, formulation, process development, qualification and validation, quality assurance, quality control, Clinical Trials (including the conduct of Clinical Trials and other trials commenced after Regulatory Approval), statistical analysis and report writing, the preparation and submission of INDs and MAAs, regulatory affairs with respect to the foregoing, and all other activities necessary or useful or otherwise requested or required by a Regulatory Authority or as a condition or in support of obtaining or maintaining a Regulatory Approval. For clarity, “Development” does not include Manufacturing. When used as a verb, “Develop” means to engage in Development.
1.36    “Development Budget” has the meaning set forth in Section 3.2.

1.37    “Development Candidate” means a drug candidate with a defined sequence that has been [***] in accordance with [***].
1.38    “Development Plan” has the meaning set forth in Section 3.2.
1.39    “Development Report” has the meaning set forth in Section 3.5.
1.40    “Disclosing Party” has the meaning set forth in Section 12.1.
1.41    “Dispute” has the meaning set forth in Section 16.8.
1.42    “[***]” means, with respect to a [***]: (a) the [***] of such [***] through: (i) [***] by [***] related solely to such [***] to [***]; (ii) [***] to [***] of [***] with respect to such [***], with no further [***] by [***] with respect to [***] of such [***] during [***]; or (iii) [***] of [***] by the foregoing clauses (i) and (ii); or (b) [***] of [***] and [***] with respect to such [***] (subject, if applicable, to applicable [***]). When used as a verb, “[***]” and “[***]” means to cause or have caused a [***].
1.43    “DOJ” means the Antitrust Division of the United States Department of Justice.
1.44    “Dollars” or “$” means the legal tender of the United States.
1.45    “Effective Date” has the meaning set forth in Section 15.1.1.
1.46    “Electronic Delivery” has the meaning set forth in Section 16.13.
1.47    “EMA” has the meaning set forth in Section 1.130.
1.48    “Encumbrance” means any claim, charge, equitable interest, hypothecation, lien, mortgage, pledge, option, assignment to a Third Party, power of sale, right of pre-emption, right of first refusal, or security interest of any kind.
1.49    “EU” means all countries that are officially recognized as member states of the European Union at the Effective Date.
1.50    “[***]” has the meaning set forth in Section [***].
1.51    “European Region” means (a) the EU and (b) [***] that [***] as defined herein.
1.52    “Execution Date” has the meaning set forth in the Preamble.
1.53    “Executive Officers” means: (a) with respect to Jounce, [***] or his/her designee; and (b) with respect to Gilead, [***] or his/her designee.
1.54    “FDA” has the meaning set forth in Section 1.130.
1.55    “Field” means any and all uses or purposes, including the treatment, prophylaxis, palliation, diagnosis, or prevention of any human or animal disease, disorder, or condition.

1.56    “First Commercial Sale” means, on a Licensed Product-by-Licensed Product and country-by-country basis, the first sale of such Licensed Product in such country for use or consumption by the general public (following receipt of all Regulatory Approvals that are required in order to sell such Licensed Product in such country) and for which a Selling Party has invoiced sales of Licensed Products in the Territory; provided, however, that the following will not constitute a First Commercial Sale: (a) any sale to an Affiliate or Sublicensee, unless such Affiliate or Sublicensee is the end user of such Licensed Product; or (b) any [***] of such Licensed Product [***] with respect to such Licensed Product by or on behalf of a Selling Party, or (c) [***] of such Licensed Product for [***] or [***].
1.57    “[***]” means [***] to the [***] (or [***], as relevant) participating in [***].
1.58    “FTC” means the United States Federal Trade Commission.
1.59    “FTE Rate” means [***] Dollars ($[***].00) per Jounce full-time-employee hour.
1.60    “GAAP” has the meaning set forth in Section 1.1.
1.61    “GCP” means the applicable then-current ethical and scientific quality standards, policies, practices and procedures for designing, conducting, recording, and reporting Clinical Trials as are required by applicable Regulatory Authorities or Applicable Law in the relevant jurisdiction, including in the United States, Good Clinical Practices established through FDA guidances, and, outside the United States, Guidelines for Good Clinical Practice – ICH Harmonized Tripartite Guideline (ICH E6), analogous Applicable Laws, and all additional Regulatory Authority documents or regulations that replace, amend, modify, supplant, or complement any of the foregoing.
1.62    “Generic Version” means, with respect to a Licensed Product, a product (including a “biogeneric,” “follow-on biologic,” “follow-on biological medicine or product,” “follow-on protein product,” “similar biological medicine or product,” or Biosimilar Product) that: (a) within the U.S., is “biosimilar” or “interchangeable,” with respect to such Licensed Product as evaluated by the FDA or otherwise determined by Applicable Law; or (b) outside of the U.S., is determined by the applicable Regulatory Authority or by Applicable Law to be “similar,” “comparable,” “interchangeable,” “bioequivalent,” or “biosimilar” to such Licensed Product.
1.63    “Gilead” has the meaning set forth in the Preamble.
1.64    “Gilead Asset” means: (a) any [***]; and (b) any other Licensed Product that constitutes, incorporates, comprises, or contains any [***] or [***] or other [***] to [***], in each case other than [***].
1.65    “Gilead [***]” has the meaning set forth in Section 9.6.2(a).
1.66    “Gilead Indemnitees” has the meaning set forth in Section 14.2.

1.67    “GLP” means the applicable then-current good laboratory practice standards as are required by applicable Regulatory Authorities or Applicable Law in the relevant jurisdiction, including, in the United States, those promulgated or endorsed by the FDA in U.S. 21 C.F.R. Part 58, and comparable regulatory standards promulgated or endorsed by the EMA or other Regulatory Authority applicable to the relevant jurisdiction, as may be updated from time to time.
1.68    “GMP” means the applicable then-current good manufacturing practice standards for fine chemicals, intermediates, bulk products, or finished pharmaceutical, biological, or diagnostic products, as are required by applicable Regulatory Authorities or Applicable Law in the relevant jurisdiction, including, as applicable: (a) all applicable requirements detailed in the FDA’s current Good Manufacturing Practices regulations, U.S. 21 C.F.R. Parts 210 and 211; (b) all applicable requirements detailed in the EMA’s “The Rules Governing Medicinal Products in the European Community, Volume IV, Good Manufacturing Practice for Medicinal Products;” (c) all Applicable Laws promulgated by any Governmental Authority having jurisdiction over the manufacture of the applicable antibody or other molecule, agent, compound, or pharmaceutical, biological, or diagnostic product, as applicable; and (d) all additional Regulatory Authority documents or regulations that replace, amend, modify, supplant, or complement any of the foregoing.
1.69    “Governmental Authority” means any: (a) federal, state, local, municipal, foreign, or other government; (b) governmental or quasi-governmental authority of any nature (including any agency, board, body, branch, bureau, commission, council, department, entity, governmental division, instrumentality, office, officer, official, organization, representative, subdivision, unit, and any court or other tribunal); (c) multinational governmental organization or body; or (d) entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military, or taxing authority or power of any nature.
1.70    “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (15 U.S.C. § 18a).
1.71    “HSR Clearance” means the expiration or termination of all applicable waiting period(s) under the HSR Act with respect to the transactions contemplated by this Agreement and the Stock Purchase Agreement.
1.72    “HSR Filing” means a filing by each of Jounce and Gilead with the FTC and the DOJ of a Notification and Report Form for Certain Mergers and Acquisitions (as defined in the HSR Act) with respect to the matters set forth in this Agreement, together with all required documentary attachments thereto.
1.73    “ICC Rules” has the meaning set forth in Section 16.8.2.
1.74    “Identified Third Party” means [***], and [***].
1.75    “Identified Third Party [***]” means [***] related to [***] that are [***] by Identified Third Parties.

1.76    “IND” means an investigational new drug application (including any amendment or supplement thereto) submitted to the FDA pursuant to U.S. 21 C.F.R. Part 312, including any amendments thereto. References herein to IND will include, to the extent applicable, any comparable filing(s) outside the U.S. for the investigation of any product in any other country or group of countries (such as a Clinical Trial Application in the EU).
1.77    “IND Clearance” means, with respect to an IND, the earlier of: (a) receipt by a Party, its Affiliate or a Sublicensee of written confirmation from a Regulatory Authority or other applicable Person that Clinical Trials may proceed under such IND; or (b) expiration of the applicable waiting period after which Clinical Trials may proceed under such IND.
1.78    “IND-Enabling Studies” means studies that are reasonably required to meet the requirements for filing an IND with a Regulatory Authority, which may include some or all of the following: GLP toxicology and safety studies, or studies required for the preparation of the chemistry, manufacturing, and controls portion of such IND, including studies relating to analytical methods and purity analysis, and formulation and manufacturing development studies, and which also includes ADME (absorption, distribution, metabolism, and excretion) information, as necessary to obtain the permission of the Regulatory Authority in the relevant jurisdiction to begin human clinical testing.
1.79    “Indemnification Claim Notice” has the meaning set forth in Section 14.3.1.
1.80    “Indemnitee” has the meaning set forth in Section 14.3.1.
1.81    “Indemnitor” has the meaning set forth in Section 14.3.1.
1.82    “Indication” means [***] or [***] within the field of [***] (a) with [***], as determined by [***] (non-limiting examples [***]) or (b) whose [***] (a “[***] Indication”), and in each case (a) or (b), where [***] is (or upon the [***]) the [***]. When applying this definition:
1.82.1    a [***] would include [***], use [***] (a non-limiting example of which is [***]), [***] use and irrespective of [***];
1.82.2    if [***] is for [***] and is based on [***] or restricted to [***] based on such [***], and [***] is [***] Indication for such [***], such [***] Indication;
1.82.3    if [***] is for [***] and is based on [***] or restricted to [***] based on such [***], and [***] is [***] but is [***] or [***] based on such [***], such [***] Indication;
1.82.4    if [***] is for [***] and is based on [***] or restricted to [***] based on such [***], and [***] is [***] based on [***] to select [***], and [***] from [***], such [***] Indications;

1.82.5    if [***] is for [***] and is based on [***] or restricted to [***] based on such [***], and [***] is for [***] and is based on [***] or [***] based on such [***], [***] Indications; and
1.82.6    if [***] is [***] that is based on [***] or [***] based on such [***], and [***] is for [***] that is [***] or [***] based on such [***], such [***].

1.83     “Initial Development Term” means the period commencing on the Effective Date and ending on the earlier of (a) the date specified by Gilead via written notice to Jounce and (b) the date of IND Clearance of the Lead Product.
1.84    “Insolvency Event” has the meaning set forth in Section 15.4.
1.85    “Invention” means any process, method, composition of matter, article of manufacture, discovery, or finding that is conceived or reduced to practice.
1.86    “Joint Inventions” has the meaning set forth in Section 10.2.
1.87    “Joint IP” means Joint Inventions and Joint Patents.
1.88    “Joint Patents” has the meaning set forth in Section 10.2.
1.89    “Jounce” has the meaning set forth in the Preamble.
1.90    “Jounce Indemnitees” has the meaning set forth in Section 14.1.
1.91    “Jounce IP” means the Jounce Patents and the Jounce Know-How.
1.92    “Jounce Know-How” means any Know-How Controlled by Jounce or any of its Affiliates (subject to Section 16.4.3) as of the Execution Date or at any time during the Term which is necessary or useful for the Development, Manufacture, or Commercialization of any Licensed Product in the Field in the Territory. For clarity, the Jounce Know-How includes any Know-How licensed or furnished to Jounce under the [***] Agreements (the “[***] Manufacturing Know-How”).
1.93    “Jounce-Owned IP” means the Jounce IP that is owned by Jounce, including the Jounce-Owned Patents. For clarity, “Jounce-Owned IP” excludes the [***] Manufacturing IP.
1.94    “Jounce Patents” means any and all Patents Controlled by Jounce or any of its Affiliates (subject to Section 16.4.3) as of the Execution Date or at any time during the Term which are [***] for the Development, Manufacture, or Commercialization of any Licensed Product in the Field in the Territory. For clarity, Jounce Patents include (a) the Patents set forth on Schedule 1.94(a) (the “Jounce-Owned Patents”) and (b) the Patents non-exclusively licensed to Jounce under the [***] Agreements, solely to the extent the terms of such agreement permit Jounce to grant sublicenses under such Patents and subject to the terms and conditions of such agreements (the “[***] Manufacturing Patents”). Schedule 1.94(b) sets forth the list of [***] Manufacturing Patents provided as an exhibit to the [***] License Agreement as of April 2020.

1.95    “Know-How” means algorithms, data, information, Inventions, knowledge, methods (including methods of use or administration or dosing), practices, results, software, techniques, technology, and trade secrets, including analytical and quality control data, analytical methods (including applicable reference standards), assays, batch records, chemical structures and formulations, compositions of matter, formulae, manufacturing data, pharmacological, toxicological, and clinical test data and results, processes, reports, research data, research tools, sequences, standard operating procedures, and techniques, in each case, whether patentable or not, and, in each case, tangible manifestations thereof.
1.96    “Lead Product” means the antibody referred to as JTX-1811 with [***] (“JTX-1811”).
1.97    “Licensed Antibody” means (a) the Lead Product, (b) any [***], and (c) any Related Antibody with respect to (a) or (b).
1.98    “Licensed Product” means any product that constitutes, incorporates, comprises, or contains a Licensed Antibody whether or not as the sole active ingredient, in all forms, presentations, and formulations (including manner of delivery and dosage).
1.99    “Licensed Product Marks” has the meaning set forth in Section 10.7.
1.100    “[***]” means [***].
1.101    “[***] Agreements” means (a) that certain [***] between [***] and Jounce, dated as of [***] (the “[***] Manufacturing Agreement”) and (b) that certain [***] Agreement among [***] and Jounce, dated as of [***] (the “[***] License Agreement”).
1.102    “[***] Manufacturing IP” means the [***] Manufacturing Patents and other Licensor IP Rights (as defined in the [***] License Agreement).
1.103    “MAA” means a Marketing Authorization Application, BLA, NDA, or similar application, as applicable, and all amendments and supplements thereto, submitted to the FDA, EMA, or any equivalent filing in a country or regulatory jurisdiction other than the U.S. or EU with the applicable Regulatory Authority, to obtain marketing approval for a pharmaceutical, biological, or diagnostic product, in a country or in a group of countries.
1.104    “Major European Country” means [***] or [***].
1.105    “Manufacture” means all activities related to the manufacturing of a product or any component or ingredient thereof, including the production, manufacture, processing, filling, finishing, packaging, labeling, shipping, and holding of product or any intermediate thereof, including process development, process qualification and validation, scale-up, commercial manufacture and analytic development, product characterization, stability testing, quality assurance, and quality control.
1.106    “MHLW” has the meaning set forth in Section 1.130.

1.107    “Milestone Event” has the meaning set forth in Section 8.3.1.
1.108    “Milestone Payment” has the meaning set forth in Section 8.3.1.
1.109    “NDA” means a New Drug Application submitted to the FDA, or any successor application or procedure, as more fully defined in 21 C.F.R. § 314.50 et. seq.
1.110    “Necessary Gilead IP” has the meaning set forth in Section 15.5.1(i).
1.111    “[***]” has the meaning set forth in Section [***].
1.112    “Net Sales” means, with respect to a Licensed Product, the total gross amounts invoiced by or on behalf of Gilead, its Affiliates, or its Sublicensees (each, a “Selling Party”) to Third Parties (including distributors, resellers, wholesalers and end users) for sale of such Licensed Product, less the following deductions actually incurred, allowed, paid, accrued, or specifically allocated in its financial statements and calculated in accordance with the Accounting Standards as consistently applied for:
1.112.1     [***], including [***] and [***] or [***], [***] or [***] (including [***] or [***]);
1.112.2     [***] upon [***] or [***] of [***], including [***], regardless of [***];
1.112.3     [***]; provided, that the amount of any [***] and [***] in a [***] shall be [***] for such [***];
1.112.4     [***] included in [***] for [***] and any other [***] relating to the [***] of the Licensed Product;
1.112.5     [***] and any other [***] (including [***] and [***]) [***] in connection with the [***] (but [***] what are commonly known as [***]);
1.112.6     [***] and [***] or [***] (or their [***]), including [***] as a result of [***] (including [***] under [***]), to the extent such [***] are [***] as a [***] or [***], or any [***] or [***], including [***]; and
1.112.7     other [***] or [***] for reasons similar to those listed above in accordance with GAAP.
There will be no double counting in determining the foregoing deductions from gross amounts invoiced to calculate Net Sales hereunder. The calculations set forth in this definition of Net Sales will be determined in accordance with Accounting Standards consistently applied. It is understood and agreed that any accruals of amounts reflected in Net Sales shall be periodically (at least on a Calendar Quarter basis) trued up in a manner consistent with the applicable selling Person’s customary practices and in accordance with GAAP, and Net Sales for the quarter in which such adjustment occurs shall be adjusted to reflect such trued-up amounts.

Notwithstanding the foregoing, [***] of [***], its Affiliates or its Sublicensees (i) at their respective [***] (x) in connection with [***], (y) for [***] or [***], or (z) for [***] or [***], (ii) at [***] for [***], (iii) pursuant to [***], or (iv) for [***] to [***] or [***] or the [***] shall not, in each case, be deemed sales of the Licensed Product for purposes of this definition of “Net Sales.”
Net Sales will be determined on, and only on, the first sale by a Selling Party to a non-Sublicensee Third Party or an Affiliate or a Sublicensee if the Affiliate or Sublicensee is the end user of the relevant Licensed Product. If any Licensed Product is, or is sold as part of, a Combination Product, Net Sales shall be calculated assuming that the gross sale price of each unit is equal to [***]: (i) [***] calculated as above (i.e., calculated as for [***]); and (ii) the [***], where:
[***] is the [***] in such country; and
[***] is the [***] containing such [***] (and [***]), if [***] in such country.
If [***] cannot be determined [***] as described above, then Net Sales shall be calculated as above, but the [***] based on [***] of determining the same that takes into account, [***], [***] and [***] of each [***] or [***] in the Combination Product.
For purposes of this definition, “Combination Product” means any pharmaceutical or biological product that contains two (2) or more active ingredients, including both: (A) a Licensed Antibody; and (B) one (1) or more active pharmaceutical or biological ingredients that are not a Licensed Antibody, either as a fixed dose product, co-formulated product, or co-packaged product, and sold for a single price. Any vehicles, adjuvants and excipients used in conjunction with a Licensed Antibody shall not be treated as active ingredients for the purposes of this definition.
1.113    “Oncology” means the diagnosis, treatment, cure, mitigation or prevention of a disease or medical condition within the field of oncology, including: solid or liquid malignancies.
1.114    “Party” has the meaning set forth in the Preamble.
1.115    “Patent Extensions” has the meaning set forth in Section 10.8.
1.116    “Patents” means: (a) all patents and patent applications in any country or supranational jurisdiction worldwide; and (b) any substitutions, divisionals, continuations, continuations-in-part, reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protection certificates, and the like of any such patents or patent applications.
1.117    “Patient Sample” means tissue, fluid, or cells collected from a patient, or components of the foregoing.

1.118    “Person” means any individual, partnership, joint venture, limited liability company, corporation, firm, trust, association, unincorporated organization, governmental authority or agency, or any other entity not specifically listed herein.
1.119    “Phase 1a Clinical Trial” means a Clinical Trial of a product in combination or as a monotherapy, the principal purpose of which is a preliminary determination of safety, pharmacokinetic, and pharmacodynamic parameters in healthy individuals or patients, as described in 21 C.F.R. 312.21(a) (as amended or any replacement thereof), or a similar clinical trial prescribed by the Regulatory Authority in a country other than the United States.
1.120    “Phase 1b Clinical Trial” means, as to a specific pharmaceutical or biological product, the expansion cohort of a Phase 1 Clinical Trial of such product in which subjects with a defined tumor type or hematological malignancy are enrolled and dosed with such product (a) at one of the following: the MTD (maximum tolerated dose), the MAD (maximum administered dose), the OBD (optimal biological dose), or the RP2D (recommended Phase 2 dose) and (b) as a monotherapy or in combination with the SOC (standard of care) for such tumor type or hematological malignancy, or another investigational molecule, the primary purpose of which is to provide (itself or together with other available data) evidence of sufficient safety and clinical activity to enable the decision to proceed to a Phase 2 Clinical Trial. Notwithstanding the foregoing, the term “Phase 1b Clinical Trial” shall exclude [***] is [***] for [***] and [***] based on [***] and in which [***] is [***] than [***] patients.
1.121    “Phase 2 Clinical Trial” means, as to a specific pharmaceutical or biological product, a Clinical Trial of such product, the principal purposes of which are the evaluation of the efficacy of such product for a particular Indication in the target patient population and a determination of the common side-effects and risks associated with the product in the dosage range to be prescribed and to obtain sufficient information about such product’s efficacy in the disease or condition being studied to permit the design and dose of such product in Phase 3 Clinical Trials, as described (i) in the United States, in 21 C.F.R. 312.21(b), (ii) in the European Union, the equivalent of such Clinical Trial for submission to the EMA and (iii) in any other country, the equivalent of such Clinical Trial for submission to the applicable Regulatory Authority in such other country.
1.122    “Phase 3/Registrational Clinical Trial” means (a) a Clinical Trial (which is generally randomized and controlled) of the efficacy and safety of a product that is intended or otherwise acknowledged to satisfy the requirements of 21 C.F.R. 312.21(c) (as amended or any replacement thereof), or a similar clinical trial prescribed by the Regulatory Authority in a country other than the United States, or (b) a Clinical Trial (which is generally randomized and controlled) to (i) establish that a product is safe and efficacious for its intended use and (ii) support Regulatory Approval for such product without the need to conduct additional clinical studies.
1.123    “Pricing Approval” means any approval, agreement, determination, or decision establishing prices that can be charged to consumers for a pharmaceutical or biological product or that will be reimbursed by Governmental Authorities for a pharmaceutical or biological product, in each case, in a country where Governmental Authorities approve or determine pricing for pharmaceutical or biological products for reimbursement or otherwise.
1.124    “Proactive Defense Proceedings” has the meaning set forth in Section 10.3.2.
1.125    “Program” has the meaning set forth in Section 3.1.
1.126    “Prosecution and Maintenance” or “Prosecute and Maintain” means, with respect to a Patent, the preparation, filing, prosecution, and maintenance of such Patent, as well as re-examinations, reissues, appeals, and requests for patent term adjustments and patent term extensions with respect to such Patent, together with the initiation or defense of interferences, oppositions, post grant review, inter partes review, derivations, re-examinations, post-grant proceedings, and other similar proceedings (or other defense proceedings with respect to such Patent, but excluding the defense of challenges to such Patent as a counterclaim in an infringement proceeding) with respect to the particular Patent, and any appeals therefrom. For clarification, “Prosecution and Maintenance” or “Prosecute and Maintain” will not include any other enforcement actions taken with respect to a Patent.
1.127    “Receiving Party” has the meaning set forth in Section 12.1.
1.128    “Region” means any of the following: [***].
1.129    “Regulatory Approval” means all approvals, licenses, and authorizations of the applicable Regulatory Authority necessary for the marketing and sale of a pharmaceutical, biological, or diagnostic product for a particular Indication in a country or region (including Pricing Approvals where required for First Commercial Sale), and including the approvals by the applicable Regulatory Authority of any expansion or modification of the label for such Indication.
1.130    “Regulatory Authority” means any national or supranational Governmental Authority, including the U.S. Food and Drug Administration (and any successor entity thereto) (the “FDA”) in the U.S., the European Medicines Agency (and any successor entity thereto) (the “EMA”) in the EU, and the Ministry of Health, Labour, and Welfare of Japan, or the Pharmaceuticals and Medical Devices Agency of Japan (or any successor to either of them), as the case may be (the “MHLW”) in Japan, or any health regulatory authority in any country or region that is a counterpart to the foregoing agencies, in each case, that holds responsibility for development and commercialization of, and the granting of Regulatory Approval for, a pharmaceutical, biological, or diagnostic product in such country or region.
1.131    “Regulatory Materials” means the regulatory registrations, applications, authorizations, and approvals (including [***]), Regulatory Approvals, and other submissions made to or with any Regulatory Authority for research, development (including the conduct of Clinical Trials), manufacture, or commercialization of a pharmaceutical, biological, or diagnostic product in a regulatory jurisdiction, together with all related correspondence to or from any Regulatory Authority and all documents referenced in the complete regulatory chronology for each MAA, including all drug master files (if any), INDs, BLAs, and NDAs, and foreign equivalents of any of the foregoing.
1.132    “Related Antibody” means, with respect to an antibody, [***], or [***] (including [***] and [***]).
1.133    “Replacement [***] Agreement” has the meaning set forth in Section 6.3.
1.134    “Restricted Period” has the meaning set forth in Section 9.6.2(a).
1.135    “Right of Reference” means an authorization that permits an applicable Regulatory Authority to rely on relevant data or other information (by cross-reference, incorporation by reference or otherwise) contained in Regulatory Materials filed by the granting Party with such Regulatory Authority, without the disclosure of such information to the other Party.
1.136    “Royalty Term” means, on a Licensed Product-by-Licensed Product and country-by-country basis, the period of time commencing on the First Commercial Sale of such Licensed Product in such country and expiring upon the later of: (a) the date on which there [***] such Licensed Product in such country; and (b) the [***]-year anniversary of the date of First Commercial Sale of such Licensed Product in such country. Notwithstanding the foregoing, with respect to any Licensed Product launched by Gilead after First Commercial Sale of the initially-launched Licensed Product (a “Subsequent Product”), the Royalty Term shall expire on a country-by-country basis on the later of (i) the date on which there [***] such Subsequent Product in such country, or (ii) the [***]-year anniversary of the date of First Commercial Sale of such initially-launched Licensed Product in such country.
1.137    “Sales Milestone Event” has the meaning set forth in Section 8.4.1.
1.138    “Sales Milestone Payment” has the meaning set forth in Section 8.4.1.
1.139    “Securities Regulators” has the meaning set forth in Section 12.3.1(a).
1.140    “[***]” means, with respect to [***], to [***] the [***] relating to such [***] from the [***] with respect to [***] under this Agreement, including ensuring that: (a) [***] involved in performing [***], as applicable, of such [***] or [***] relating to the [***] of [***] or any other [***] or, to the extent relating to [***] of [***], the [***]; and (b) [***] in performing [***] of [***] have [***] or [***] relating to [***]. Notwithstanding the foregoing, the term “[***]” shall not be deemed to require [***] from, or any limitation on [***] of, any [***] who are [***] in [***] of [***] under this Agreement.
1.141    “Selling Party” has the meaning set forth in Section 1.112.
1.142    “Sequential Milestone Event” has the meaning set forth in Section 8.3.2.
1.143    “Specifically Directed” means, with respect to CCR8, the ability of an antibody or other agent to [***] (a) [***] CCR8, and (b) [***] CCR8 [***].

1.144    “Stock Purchase Agreement” has the meaning set forth in the Recitals.
1.145    “Sublicensee” means, with respect to Gilead, a Third Party to whom Gilead has granted a sublicense, either directly or indirectly, under the Jounce IP and Joint IP licensed to Gilead by Jounce in accordance with this Agreement, but excluding Jounce and any of its Affiliates.
1.146    “Term” has the meaning set forth in Section 15.1.1.
1.147    “Terminated Licensed Product” means: (a) with respect to the termination of this Agreement with respect to a Licensed Product pursuant to Section 15.2 or Section 15.3, the Licensed Product subject to such termination; (b) with respect to the termination of this Agreement with respect to a Region pursuant to Section 15.2, Section 15.3 or Section 15.4, all Licensed Products in the Region subject to such termination; and (c) with respect to termination of this Agreement in its entirety, all Licensed Products in all countries in the Territory.
1.148    “Territory” means worldwide.
1.149    “Third Party” means any Person other than Jounce or Gilead that is not an Affiliate of Jounce or of Gilead.
1.150    “Third Party Claim” means any and all suits, claims, actions, proceedings, or demands brought by a Third Party.
1.151    “Third Party Infringement” has the meaning set forth in Section 10.5.
1.152    “Transition Lead” has the meaning set forth in Section 7.2.
1.153    “Transition Period” has the meaning set forth in Section 7.1.
1.154    “Transition Plan” means that certain transition plan to be agreed upon by the Parties which details the activities and timelines for the transition of responsibilities for the Development and Manufacture of Licensed Products to Gilead.
1.155    “United States” or “U.S.” means the United States of America and all of its territories and possessions.
1.156    “Valid Claim” means a claim of a Jounce Patent or Joint Patent that: (a) has issued and has not expired (including non-expiry due to any Patent Extensions), lapsed, been cancelled, or abandoned, or been dedicated to the public, disclaimed, or held unenforceable, invalid, unpatentable, revoked, or cancelled by a court or administrative agency of competent jurisdiction in an order or decision from which no appeal has been or can be taken (with respect to U.S. Patents, other than by a petition to the United States Supreme Court for a writ of certiorari), including through opposition, reexamination, reissue, disclaimer, inter partes review, post grant review, post grant procedures, or similar proceedings; or (b) is in a pending patent application that has not been finally abandoned or finally rejected or expired and which has been pending for no more than [***] from the date of that the prosecuting Party first receives a substantive office action for such application for a Patent (excluding restriction requirements, notices to file missing parts, and the like). For clarity, a claim which issues after being pending for more than [***] from [***] as described [***] will be considered a Valid Claim as of the date of issuance.
Article 2

GOVERNANCE
2.1    Alliance Managers. Promptly after the Effective Date, each Party will appoint an individual to act as alliance manager for such Party, which may be one of the representatives of such Party on the JSC (each, an “Alliance Manager”). The Alliance Managers will be the primary point of contact for the Parties regarding the activities contemplated by this Agreement and will facilitate all such activities hereunder, except as otherwise agreed by the Parties. The Alliance Managers will be responsible for developing and circulating the agenda for each JSC meeting reasonably in advance thereof, will attend all meetings of the JSC, and will be responsible for otherwise assisting the JSC in performing its oversight responsibilities. The name and contact information for each Party’s Alliance Manager, as well as any replacement(s) chosen by such Party, in its sole discretion, from time to time, will be promptly provided to the other Party in accordance with Section 16.2.
2.2    Joint Steering Committee.
2.2.1    Establishment. Within [***] after the Effective Date, the Parties will establish a joint steering committee (the “JSC”) as more fully described in this Section 2.2.1. The JSC will have review, oversight and, until [***], decision-making responsibilities for those activities performed under the Program to the extent expressly and as more specifically provided in Section 2.2.5. Following [***] and until such time as [***], the JSC’s responsibilities shall be limited to oversight of the activities contemplated under the Transition Plan. The JSC and all subcommittees established pursuant to this Article 2 will automatically dissolve upon completion (as determined by Gilead in its sole discretion) of all activities contemplated under the Transition Plan.
2.2.2    Membership. The JSC will be comprised of three (3) representatives (or such other number of representatives as the Parties may mutually agree; provided that the JSC will consist at all times of an equal number of representatives of each Party, unless otherwise agreed by the Parties in writing) from each of Gilead and Jounce. Each representative of a Party will have sufficient seniority and expertise to participate on the JSC as determined in such Party’s reasonable judgment. [***] will designate the chairperson of the JSC. The chairperson will have no additional powers or rights beyond those held by the other JSC representatives. Each Party may replace any or all of its representatives on the JSC at any time upon written notice to the other Party in accordance with Section 16.2. Each Party may invite non-member representatives of such Party and any Third Party to attend meetings of the JSC as observers; provided that, in each instance, (a) the inviting Party must provide prior written notice to the other Party if any non-member representative of such Party will attend any JSC meeting; (b) no Party may invite any Third Party to attend (and no Third Party may attend) any JSC meeting without the other Party’s prior written consent; and (c) any such non-member representative or Third Party must be bound by obligations of confidentiality, non-disclosure and non-use consistent with those set forth in Article 12 prior to attending such meeting.
2.2.3    Meetings. The first scheduled meeting of the JSC will be held no later than [***] after establishment of the JSC unless otherwise agreed by the Parties. After the first scheduled meeting of the JSC until [***], the JSC will meet in person, by video conference or telephonically at least once [***], or more or less frequently as the Parties mutually deem appropriate, on such dates and at such places and times as provided herein or as the Parties will agree. Each Party may also call for special meetings of the JSC (in person or by video conference or telephonically) to resolve particular matters requested by such Party upon [***] advance request. Each Party will bear all expenses it incurs in regard to participating in all meetings of the JSC, including all travel and living expenses. Meetings of the JSC are only effective if at least one (1) representative from each Party is present or participating in such meeting.
2.2.4    Minutes. The Parties will alternate responsibility (with [***] having such responsibility first) for preparing and circulating minutes of each meeting of the JSC, setting forth, inter alia, a reasonably detailed overview of the discussions at the meeting, including a list of material actions and decisions made by the JSC, a list of action items made by the JSC and a list of material issues not resolved by the JSC. The responsible Party will prepare and circulate minutes within ten (10) Business Days following the applicable meeting of the JSC, and the other Party will provide any comments within five (5) Business Days following receipt thereof. The minutes will be finalized by the responsible Party within five (5) Business Days following receipt of such comments (or, if no comments are provided, within five (5) Business Days following the close of such comment period), provided that the minutes will be effective only upon approval by both Parties in writing, with any differences in the Parties’ recollections noted in such finalized minutes.
2.2.5    Responsibilities.
(a)    The JSC will have the following responsibilities under this Agreement:
(i)    [***], review and discuss the Development Plan and Jounce’s performance thereunder, including the corresponding Development Budget set forth therein, and review and discuss amendments and updates to the Development Plan;
(ii)    review, discuss, approve, and oversee implementation of the Transition Plan, including clinical planning, regulatory and other activities related to the Lead Product to assure a smooth and successful transition of the program to Gilead and any mutually agreed transition activities by Jounce;
(iii)    review, discuss and resolve any matters referred to the JSC by any subcommittee pursuant to Section 2.4;

(iv)    facilitate the flow of information between the Parties with respect to activities under this Agreement; and
(v)    such other responsibilities as may be expressly set forth in this Agreement or as otherwise mutually agreed by the Parties from time to time.
(b)    For clarity, after [***], the JSC will not have any decision-making authority with respect to any matters under this Agreement, including any decisions regarding the Development, Manufacture, Commercialization or other exploitation of Licensed Products, and Gilead will retain all rights, powers, and discretion granted to it under this Agreement with respect thereto.
2.3    Decision-Making. During the [***], except as otherwise set forth in this Agreement, decisions of the JSC would be made by consensus with each Party having one (1) vote. If the JSC is unable to reach consensus on any issue for which it is responsible, the matter will be decided by Gilead; provided that no decision by Gilead on such matters may: (a) result in an increase in the Development Budget where such increase is more than [***] percent ([***]%), unless Gilead agrees to reimburse Jounce, at [***], for the amount of such Development Budget increase or overrun that exceeds such [***] percent ([***]%) threshold; (b) make any decision that expressly requires Jounce’s approval or agreement or the approval or agreement of both Parties under this Agreement or (c) otherwise conflict with this Agreement. No exercise by Gilead of its decision-making authority can amend or waive compliance with any terms of this Agreement. Jounce must obtain Gilead’s written approval prior to incurring any Development Budget overruns required to be reimbursed by Gilead pursuant to this Section 2.3. Jounce will invoice Gilead for any such Gilead-approved overruns in accordance with the terms of this Agreement, and all such undisputed amounts invoiced will be payable within [***] of Gilead’s receipt of invoice therefor.
2.4    Subcommittees of the JSC
. From time to time, the JSC may establish subcommittees, as it deems necessary or advisable to further the purposes of this Agreement, to perform certain duties expressly delegated by the JSC; provided, however, that (a) the JSC will not delegate its decision-making authority and (b) no subcommittee will have any power to amend, modify or waive compliance with this Agreement. All decisions of each subcommittee will be made by unanimous decision, with each Party’s designated subcommittee members having collectively one (1) vote in all decisions. If, with respect to a matter that is subject to a subcommittee’s decision-making authority, the subcommittee cannot reach unanimity, the matter will be referred to the JSC for resolution.
2.5    [***] Alliance Management Meetings. Following the [***], and notwithstanding [***], the Alliance Managers shall arrange for [***] meeting of representatives of the Parties to review and discuss the Development Reports contemplated under Section 3.5 (each, an “Alliance Management Meeting”). Each representative of a Party will have sufficient seniority and expertise to participate in the Alliance Management Meeting as determined in such Party’s reasonable judgment. The Alliance Management Meetings will take place by video conference or telephonically at least [***], or more frequently as the Parties mutually deem appropriate, on such dates and at such times as the Parties agree. Either Party may request [***] meetings in order to discuss matters relating to [***], matters relating to [***] pursuant to Section [***], or other items that the Alliance Managers mutually agree require joint discussion. Jounce will circulate questions and discussion topics for the Alliance Management Meeting to the Gilead Alliance Manager alongside any request for an Alliance Management Meeting, and the Alliance Managers will develop and circulate an agreed agenda for each such meeting. Each Party will bear all expenses it incurs in regard to participating in all Alliance Management Meetings.
Article 3

DEVELOPMENT
3.1    General. During the Initial Development Term, except as otherwise directed by the JSC, Jounce will conduct all Development activities related to the Lead Product, including preclinical, IND-enabling, and other required Development activities for the Lead Product (the “Program”) in accordance with the terms of this Agreement and the Development Plan, including any budgets or timelines included in the Development Plan. Jounce will (a) keep the JSC reasonably informed, including between meetings of the JSC, regarding the progress of its activities undertaken pursuant to the Development Plan (including regarding the results arising therefrom); (b) timely notify the JSC regarding any actual or potential obstacles or delays to IND Clearance of the IND for the Lead Product that emerge during the Initial Development Term and any other anticipated changes to the timeline set forth in the Development Plan; and (c) promptly make itself and its representatives available to the JSC for purposes of discussion and mitigation of any such obstacles, delays, or changes. After the end of the Initial Development Term, subject to the terms and conditions of this Agreement, Gilead will have the sole right and responsibility to conduct all Development activities for the Lead Product, subject to any mutually agreed role for Jounce as part of the Transition Plan.
3.2    Development Plan. An initial written plan for the Development of the Lead Product during the Initial Development Term is attached hereto as Schedule 3.2 (the “Development Plan”). The Development Plan will include: (a) the roles and responsibilities of the Parties, (b) the proposed budget for the internal and external costs of the Development and Manufacturing activities to be conducted with respect to the Lead Product (the “Development Budget”), (c) a detailed timeline showing all Development and Manufacturing activities; (d) a description of any reports to be furnished to Gilead by Jounce in connection with the activities contemplated under the Development Plan; and (e) key activities and responsibilities, and anticipated timelines, of the Transition Plan. During the Initial Development Term, each Party will have the right to propose modifications or amendments to the Development Plan, provided, however that any modifications or amendments to such Development Plan that are proposed by either Party will be subject to review by the JSC pursuant to Sections 2.2.5 and 2.3.
3.3    Development Diligence. Subject to the terms and conditions of this Agreement, Gilead, itself or with or through its Affiliates, Sublicensees, or other Third Parties, will use Commercially Reasonable Efforts to Develop and seek Regulatory Approval for the Lead Product for [***] Oncology Indication [***].

3.4    Development Costs. Subject to Section 2.3, during the Initial Development Term, Jounce will have sole responsibility for both of its internal and external costs related to the Development of the Lead Product. After the Initial Development Term, and excluding any activities or responsibilities for which Jounce is responsible pursuant to the terms of this Agreement or as set forth in the Development Budget, Gilead will have sole responsibility for all costs related to the Development of the Lead Product.
3.5    Development Reports. Beginning [***] months following the end of the Initial Development Term, Gilead will submit to Jounce, [***] a written report summarizing Gilead’s Development activities with respect to the Licensed Products pursuant to this Agreement (each, a “Development Report”) since the date of Gilead’s delivery of the prior report, and, with respect to the first of such reports, since the Effective Date. Such Development Reports will be substantially in the form attached hereto as Schedule 3.5.
3.6    Combination Trials. During the Term, in the event that Jounce requests Gilead for the supply of Licensed Products for [***] combination therapy Clinical Trials, Gilead will [***]. For clarity, it is acknowledged that Gilead may [***] to [***] and [***] on account of [***] for [***] and [***] and [***], or [***], and, in no event will [***] to [***] such agreement [***].
Article 4

REGULATORY
4.1    Regulatory Matters.
4.1.1    Responsibility. Subject to the terms and conditions of this Agreement, during the Initial Development Term, Jounce will be responsible for preparing and submitting to the FDA, and will, itself or with or through its Affiliates or other Third Parties, prepare and submit to the FDA, the IND and all other Regulatory Materials for the Lead Product. Jounce will provide the draft IND and all other Regulatory Materials to be filed or submitted by Jounce with respect to the Program or the Lead Product, including any draft correspondence or communication with Regulatory Authorities, to Gilead for review, comment and approval, and, for the avoidance of doubt, will not file or submit any IND or other Regulatory Materials (or convey any such correspondence or communication to any Regulatory Authority) with respect to the Program or any Licensed Product without prior written approval by Gilead. After the Initial Development Term, Gilead will have the sole right (and will solely control, at its discretion), itself or with or through its Affiliates, Sublicensees, or other Third Parties, to: (a) prepare and submit to applicable Regulatory Authorities all Regulatory Materials for the Licensed Products; and (b) obtain and maintain all Regulatory Approvals for the Licensed Products, subject to Gilead’s diligence obligations set forth in Sections 3.3 and 5.2. As between the Parties, after the Initial Development Term, all such activities will be at Gilead’s sole cost and expense (excluding any activities or responsibilities for which Jounce is responsible pursuant to the terms of this Agreement or as set forth in the Development Budget).
4.1.2    Communications with Regulatory Authorities

. For clarity and without limiting Section 4.1.1, after the Initial Development Term, Gilead will have the exclusive right to correspond or communicate with Regulatory Authorities regarding the Licensed Products. After the Initial Development Term, unless required by Applicable Law, Jounce, its Affiliates, and its permitted subcontractors will not correspond or communicate with Regulatory Authorities regarding any Licensed Product without first obtaining Gilead’s prior written consent. If Jounce, any of its Affiliates, or any of its permitted subcontractors receives any correspondence or other communication from a Regulatory Authority regarding a Licensed Product after the Initial Development Term, Jounce will promptly provide Gilead with access to or copies of all such material written or electronic correspondence promptly after its receipt.
4.2    Regulatory Materials. Effective as of the end of the Initial Development Term, all Regulatory Materials (including the IND) related to any Licensed Product will be owned by and held in the name of Gilead or its designee. Unless directed otherwise by Gilead in writing, Jounce will assign and transfer, or cause to be assigned and transferred to the extent not owned by Jounce, to Gilead (or its designee), any and all such Regulatory Materials held or generated by or on behalf of Jounce or its Affiliates related to the Licensed Products in accordance with the Transition Plan including providing true, accurate, and complete hard and electronic copies thereof to Gilead or its designee.
4.3    Right of Reference; Access to Data. Without limiting Jounce’s obligations pursuant to Section 4.2, prior to the time at which the Regulatory Materials related to Licensed Products are transferred and assigned to Gilead or its designee, or in the event of inability to transfer and assign any such Regulatory Materials to Gilead or its designee, as required by Section 4.2, but without limiting any other rights or remedies available to Gilead, Gilead and its designees will have, and Jounce (on behalf of itself and its Affiliates) hereby grants to Gilead and its designees, access and a right of reference (without any further action required on the part of Jounce or its Affiliates, whose authorization to file this consent with any Regulatory Authority is hereby granted) to all such Regulatory Materials and all data contained or referenced in any such Regulatory Materials for Gilead and its designees to exercise its rights and satisfy its obligations under this Agreement. In all cases, Gilead and its designees will have access to all data contained or referenced in any such Regulatory Materials, and Jounce will ensure that Gilead and its designees are afforded such access. Jounce shall execute and deliver all documents reasonably requested by Gilead in order to effectuate the terms of and otherwise carry out the intent of this Section 4.3.
Article 5

COMMERCIALIZATION
5.1    General. Subject to the terms and conditions of this Agreement, Gilead will have the sole right (and will solely control, at its discretion), itself or with or through its Affiliates, Sublicensees, or other Third Parties, to Commercialize the Licensed Products in the Field in the Territory.

5.2    Diligence. Subject to the terms and conditions of this Agreement, Gilead will use Commercially Reasonable Efforts to Commercialize the Lead Product for [***] Oncology Indication in [***]. All such Commercialization will be at Gilead’s sole cost and expense.
5.3    Commercialization Updates. Beginning [***] prior to the anticipated First Commercial Sale of the first Licensed Product under this Agreement and for [***] following [***] or, [***], Gilead will submit to Jounce a [***] update regarding [***].
Article 6

MANUFACTURING
6.1    General. Subject to the terms and conditions of this Agreement as between the Parties: (a) during the Initial Development Term, subject to Section 2.3, Jounce will be responsible for Manufacturing costs and (b) following the Initial Development Term, Gilead will have the sole right (and will solely control, at its discretion), itself or with or through its Affiliates, Sublicensees, or other Third Parties, to Manufacture or have Manufactured the Licensed Products in the Field in the Territory at Gilead’s sole cost and expense.
6.2    Manufacturing Technology Transfer. At Gilead’s election by written notice to Jounce, Jounce will (a) transfer to Gilead or its designees, in an orderly manner, copies in English of all data, information, and other Know-How Controlled by Jounce or its Affiliates and (b) use commercially reasonable efforts to transfer or facilitate the orderly transfer to Gilead or its designees copies in English of all data, information and other Know-How Controlled by any Third Party contract manufacturer or other contractor of Jounce or its Affiliates, in each case in order to enable Gilead and its designees to Manufacture the Licensed Products, in accordance with the terms of this Agreement and the [***] Manufacturing Agreement, including Section 9.6 thereof. The [***] pursuant to [***] of the [***] Manufacturing Agreement will be [***].
6.3    Assignment of [***] Agreements. Upon Gilead’s request, Jounce will: (a) assign to Gilead or its designee either or both (as designated by Gilead) of the [***] Agreements, if Jounce is permitted to make such assignment under the terms of the relevant [***] Agreement(s); or (b) reasonably assist Gilead or its Affiliate in entering into new agreements directly with the counterparties to either or both [***] Agreements to cover the subject matter related to the Licensed Products, as applicable (each, a “Replacement [***] Agreement”). If a [***] Agreement is assigned to Gilead (or its Affiliate or designee), or if Gilead (or its Affiliate) enters into a Replacement License Agreement, then effective as of such assignment or execution of the relevant Replacement [***] Agreement, as applicable, Gilead shall no longer have any obligations to Jounce with respect to the relevant [***] Agreement (except for any rights or obligations accruing prior to such effective date) or the Replacement [***] Agreement, and any provisions of this Agreement that are subject to conflicting or overriding terms set forth in the relevant [***] Agreement shall no longer be deemed to be subject to such terms. Further, if the [***] License Agreement is assigned to Gilead (or its Affiliate or designee), or Gilead (or its Affiliate) enters into a Replacement License Agreement to cover licensing matters relating to the Licensed Products, then effective as of such assignment or execution of the relevant Replacement [***] Agreement, as applicable, the Jounce IP shall no longer include the [***]

Manufacturing Patents or the [***] Manufacturing Know-How, and Schedules 9.2 and 10.1 will automatically be deemed removed from this Agreement.
Article 7

TRANSITION
7.1    Transition Plan. Within [***] days of the Effective Date, the Parties will agree upon a Transition Plan, based on the high-level summary set forth in the Development Plan, to enable Gilead and its designees to Develop, Manufacture, and Commercialize the Licensed Products, which Transition Plan shall, at a minimum, provide for the orderly transfer to Gilead or its designee(s) of the materials and functions set forth on Schedule 7.1 to this Agreement in accordance with the timelines and procedures set forth therein. Jounce will complete the activities assigned to, or otherwise contemplated to be completed by, Jounce under the Transition Plan within [***] days following the end of the Initial Development Term (the period commencing on the date upon which Gilead provides written notice to Jounce initiating the Transition Plan and concluding at the end of such [***] day period, the “Transition Period”). Until such time as Gilead provides written notice to Jounce initiating the Transition Plan, each Party will have the right to propose modifications or amendments to the Transition Plan, provided, however that (a) any modifications or amendments to such Transition Plan that are proposed by either Party will be subject to review by the JSC pursuant to Sections 2.2.5 and 2.3, and (b) any material modifications or amendments to the activities assigned to, or otherwise contemplated to be completed by, Jounce under the Transition Plan will require Jounce’s mutual agreement.
7.2    Transition Leads. Each Party shall appoint a representative having a general understanding of the issues related to the transition of the Development, Manufacture, and Commercialization of the Licensed Products to Gilead, and any other activities contemplated under the Transition Plan, to act as its transition manager under this Agreement (each, a “Transition Lead”), which Transition Lead shall be specified in the Transition Plan. The Transition Leads will be primarily responsible for facilitating the flow of information and otherwise promoting communication, coordination, and collaboration between the Parties hereunder with respect to the activities contemplated under the Transition Plan and will (a) keep the JSC reasonably informed, including between meetings of the JSC, regarding the progress of the activities undertaken pursuant to the Transition Plan; (b) timely notify the JSC regarding any actual or potential obstacles to the orderly and timely completion of the activities contemplated under the Transition Plan and any anticipated delays or other changes to the timeline set forth in the Development Plan; and (c) promptly make themselves available to the JSC for purposes of discussion and mitigation of any such obstacles, delays or changes.
7.3    Ongoing Jounce Assistance.
7.3.1    During the Term, in addition to Jounce’s transition activities under the Transition Plan, Jounce shall [***] with and provide [***] to Gilead or its designee, through documentation, consultation, and face-to-face meetings, in connection with the exercise of the licenses and rights granted to Gilead, its Affiliates and Sublicensees under this Agreement, including as useful or necessary to enable Gilead or its designee(s), to proceed with Manufacturing and Commercialization of the Licensed Products and to obtain all appropriate Regulatory Approvals for the Licensed Products in an efficient and timely manner. In furtherance of the foregoing, if requested by Gilead, Jounce shall provide Gilead and its designees with [***] (and [***]) [***] Development, regulatory, or Manufacturing matters related to the Licensed Products, including [***] (and [***]) with [***] in [***] the Manufacture of the Lead Product, to assist in transferring data, information, and other Know-How to Gilead or its designee.
7.3.2    Jounce will carry out its obligations under the Transition Plan and under Section 7.3.1 during the Transition Period at its own cost and expense. To the extent that Gilead requests assistance pursuant to Section 7.3.1 after the Transition Period, Gilead will be responsible for reimbursing Jounce, [***] for the cost of such assistance, provided that Jounce must obtain Gilead’s written approval prior to incurring any such reimbursable costs.
7.3.3    Jounce will invoice Gilead for all costs that are reimbursable by Gilead pursuant to this Section 7.3 in accordance with the terms of this Agreement, and all such undisputed amounts invoiced will be payable within [***] days of Gilead’s receipt of invoice therefor.
Article 8

FINANCIAL TERMS
8.1    Upfront Payment. No later than five (5) Business Days after the Effective Date, Gilead will pay to Jounce a one (1)-time, non-creditable, non-refundable payment of Eighty-Five Million Dollars ($85,000,000) in immediately available funds by wire transfer, in accordance with wire instructions to be provided in writing by Jounce to Gilead on or prior to the Effective Date.
8.2    Stock Purchase Agreement. Pursuant to the terms of a separate Stock Purchase Agreement entered into by the Parties concurrently herewith, Gilead will purchase from Jounce Thirty-Five Million Dollars ($35,000,000) of common stock of Jounce.
8.3    Milestones.
8.3.1    Milestones. Subject to the terms of this Section 8.3 and Section 8.6, following the achievement by a Selling Party under this Agreement of each milestone event described in the table below in this Section 8.3.1 (each, a “Milestone Event”) with respect to the [***] Licensed Product to achieve such Milestone Event under this Agreement, Gilead will pay the applicable amounts set forth below associated with the applicable Milestone Event in accordance with Section 8.3.3 (each, a “Milestone Payment”):

Milestone Event	Milestone Payment
(a) [***]	[***] Dollars ($[***])
(b) [***]	[***] Dollars ($[***])
(c) [***]	[***] Dollars ($[***])
(d) [***]	[***] Dollars ($[***])
(e) [***]	[***] Dollars ($[***])
(f) [***]	[***] Dollars ($[***])
(g) [***]	[***] Dollars ($[***])
(h) [***]	[***] Dollars ($[***])
(i) [***]	[***] Dollars ($[***])

Each Milestone Payment will be payable [***] as set forth in the table above, [***] which achieve the applicable Milestone Event (i.e., [***] Milestone Payments may be made pursuant to this Section 8.3.1), and no Milestone Payment will be due hereunder for [***] of any such Milestone Event. For the avoidance of doubt, the maximum amount payable by Gilead pursuant to this Section 8.3.1 is Five Hundred Ten Million Dollars ($510,000,000), assuming that [***] in this Section 8.3.1 [***].
If a [***] (as evidenced by a written agreement with or written statement from [***] or an analogous written agreement or written statement by [***]), the [***] will be deemed achieved and payable on [***].
8.3.2    Skipped Milestone Event. If a Sequential Milestone Event (as defined below) is skipped (i.e., a later Sequential Milestone Event is achieved prior to the achievement of an earlier Sequential Milestone Event), then the skipped Sequential Milestone Event will be deemed to have been achieved upon the achievement of the subsequent Sequential Milestone Event, and Gilead will pay the Milestone Payment for such skipped Sequential Milestone Event at the same time it makes the payment for the subsequently achieved Sequential Milestone Event. For purposes of this Section 8.3.2, [***] shall constitute “Sequential Milestone Events” solely with respect to [***] shall constitute “Sequential Milestone Events” solely with respect to one another in [***]. For the avoidance of doubt, if [***] as the [***] for purposes of [***] whichever [***] for which [***], will be the relevant [***] for purposes of the applicable Milestone Event(s) set forth in Section 8.3.1 and [***] will [***] a subsequent Sequential Milestone Event.
8.3.3    Invoice and Payment of Milestone Payments. Gilead will notify Jounce that a Selling Party has achieved a Milestone Event within [***] days following such achievement. Following Jounce’s receipt of such notice, Jounce will invoice Gilead for the applicable Milestone Payment, and Gilead will pay such Milestone Payment within [***] days after receipt of such invoice.
8.4    Sales Milestones.

8.4.1    Sales Milestones. Subject to the terms of this Section 8.4 and Section 8.6, following the achievement by Selling Parties under this Agreement of each milestone event described in the table below in this Section 8.4.1 (each, a “Sales Milestone Event”), Gilead will pay the applicable amounts set forth below associated with the applicable Sales Milestone Event in accordance with Section 8.4.2 (each, a “Sales Milestone Payment”):

Sales Milestone Event	Sales Milestone Payment
(a) Annual Net Sales for a Licensed Product in a Calendar Year equal or exceed [***] Dollars ($[***])	$[***]
(b) Annual Net Sales for a Licensed Product in a Calendar Year equal or exceed [***] Dollars ($[***])	$[***]
(c) Annual Net Sales for a Licensed Product in a Calendar Year equal or exceed [***] Dollars ($[***])	$[***]

Each Sales Milestone Payment will be payable [***] Licensed Product to achieve the corresponding milestone event as set forth in the table above, [***] the applicable [***] (i.e., [***] Sales Milestone Payments may be made pursuant to this Section 8.4.1), and no Sales Milestone Payment will be due hereunder [***]. For the avoidance of doubt, the maximum amount payable by Gilead pursuant to this Section 8.4.1 is One Hundred Seventy-Five Million Dollars ($175,000,000), assuming that [***] in this Section 8.4.1 [***].
8.4.2    Invoice and Payment of Sales Milestone Payments. Gilead will notify Jounce that Selling Parties have achieved a Sales Milestone Event within [***] days after the end of the Calendar Quarter during which such achievement occurred. Following Jounce’s receipt of such notice, Jounce will invoice Gilead for the applicable Sales Milestone Payment, and Gilead will pay such Sales Milestone Payment within [***] days after receipt of such invoice.
8.5    Royalties.
8.5.1    Royalty Rates. Subject to the terms of this Section 8.5 and Section 8.6, Gilead will pay Jounce royalties on Annual Net Sales of Licensed Products, on a Licensed Product-by-Licensed Product and country-by-country basis during the applicable Royalty Term, equal to the following portions of Annual Net Sales of the applicable Licensed Product multiplied by the applicable royalty rate set forth below for such portion of Annual Net Sales during the applicable Royalty Term for each such Licensed Product, which royalties will be paid in accordance with Section 8.5.4. The royalties (and royalty tiers) will be calculated separately on a Licensed Product-by-Licensed Product basis.

Annual Net Sales in the Territory for a given Licensed Product in a given Calendar Year	Royalty Rate
(a) Portion of Annual Net Sales of a given Licensed Product in the Territory in any given Calendar Year that is less than or equal to [***] Dollars ($[***])	[***] Percent ([***]%)
(b) Portion of Annual Net Sales of a given Licensed Product in the Territory in any given Calendar Year that is greater than [***] Dollars ($[***]) and less than or equal to [***] Dollars ($[***])	[***] Percent ([***]%)
(c) Portion of Annual Net Sales of a given Licensed Product in the Territory in any given Calendar Year that is greater than [***] Dollars ($[***])	[***] Percent ([***]%)

The applicable royalty rate set forth in the tables above will apply only to that portion of the Annual Net Sales of a given Licensed Product during a given Calendar Year that falls within the indicated range. If no royalty is payable on a given unit of Licensed Product (e.g., following the Royalty Term for such Licensed Product in a given country), then the Net Sales of such unit of Licensed Product will not be included for purposes of determining the royalties or royalty tiers, Net Sales of a given Licensed Product will not be combined with Net Sales of any other Licensed Product for purposes of determining the foregoing royalties or royalty tiers.
8.5.2    Royalty Term. Gilead’s royalty obligations to Jounce under Section 8.5.1 will apply, on a Licensed Product-by-Licensed Product and country-by-country basis, only during the applicable Royalty Term for such Licensed Product in such country. Following the expiration of the applicable Royalty Term for a given Licensed Product in a given country: (a) no further royalties will be payable with respect to sales of such Licensed Product in such country; and (b) Section 15.1.2(a) will apply with respect to such Licensed Product in such country.
8.5.3    Royalty Adjustments.
(a)    Royalty Reductions. Subject to Section 8.5.3(e), the royalties payable with respect to Annual Net Sales will be reduced, on a Licensed Product-by-Licensed Product and country-by-country basis, to [***] percent ([***]%) of the royalties otherwise payable pursuant to Section 8.5.1, as may be adjusted by Section 8.5.3(b), Section 8.5.3(c) or Section 8.5.3(d), during any portion of the applicable Royalty Term in which (i) there is not at least one (1) Valid Claim that Covers the sale of such Licensed Product in such country or (ii) [***] in such country.
(b)    Offset for Third Party Payments. If a Selling Party obtains a right or license under any Patent, Know-How, or other intellectual property right of a Third Party after the Effective Date, where the Development, Manufacturing, or Commercialization of any Licensed Product by or on behalf of a Selling Party would result in a payment to such Third Party, then, subject to Section 8.5.3(e), Gilead may deduct from the royalty payments that would otherwise have been due under Section 8.5.1 and the milestone payments that would otherwise have been due under Section 8.4.1 with respect to Annual Net Sales in a particular Calendar Quarter, an amount equal to [***] percent ([***]%) of the amount of any payments (including [***]) paid or accrued by a Selling Party to such Third Party for such right or license or the exercise thereof during such Calendar Quarter.
(c)    Offsets for Certain [***] Costs. In addition to the deductions permitted under Section 8.5.3(b), Gilead may deduct from the milestone payments that would otherwise have been due under Section 8.3.1, the milestone payments that would otherwise have been due under Section 8.4.1, and the royalty payments that would otherwise have been due under Section 8.5.1 with respect to Annual Net Sales in a particular Calendar Quarter, an amount equal to [***] percent ([***]%) of the amount of [***] and, as applicable, other [***] actually incurred by or on behalf of Gilead [***], in each case excluding any such costs and expenses previously recovered by Gilead pursuant to Section 10.6.
(d)    Offset for [***]. Subject to Section [***], if Gilead takes assignment of any [***] (each [***] so [***], an “[***]”) or enters into a [***] as contemplated under Section [***], Gilead may deduct from the milestone payments that would otherwise have been due under Section 8.3.1, the milestone payments that would otherwise have been due under Section 8.4.1 and the royalty payments that would otherwise have been due under Section 8.5.1 with respect to Annual Net Sales in a particular Calendar Quarter, an amount equal to the payments [***] to the relevant [***] or [***] counterparty or counterparties, as applicable, under the relevant [***] or [***] during such Calendar Quarter; provided that under no circumstance may Gilead deduct an amount under this Section 8.5.3(d) that exceeds [***] with respect to any payments paid or accrued under the relevant [***] or [***].
(e)    Royalty Floor. Without limiting the provisions of Section 15.6, in no event will the royalty reductions or royalty offset rights described in Section 8.5.3(a), Section 8.5.3(b), or Section 8.5.3(c), alone or together, reduce the royalties payable by Gilead for a given Calendar Quarter to less than [***] percent ([***]%) of the amounts payable by Gilead for a given Calendar Quarter pursuant to Section 8.5.1 (without the application of Section 8.5.3(a), Section 8.5.3(b) and Section 8.5.3(c)). Subject to the previous sentence, Gilead may [***] any such royalty reductions or offset rights, which [***] a Calendar Quarter [***] such Calendar Quarter, [***] to such royalties [***] and [***] on a Calendar Quarterly basis thereafter.
8.5.4    Payment of Royalties. Gilead will: (a) within [***] days following the end of each Calendar Quarter in which a royalty payment pursuant to Section 8.5.1 accrues, provide to Jounce a report specifying, for such Calendar Quarter: (i) the number of Licensed Products sold that are subject to such royalty; (ii) the Net Sales that are subject to such royalty; (iii) the applicable royalty rate under Section 8.5.1; (iv) the royalty calculation and royalties payable in Dollars; and (v) any reduction(s) to the royalty applied by Gilead pursuant to Section 8.5.3; and (b) make the royalty payments owed to Jounce under this Agreement in accordance with such royalty report in arrears, within [***] days from the end of the Calendar Quarter in which such payment accrues.
8.6    Additional Payment Terms.
8.6.1    Currency. All payments hereunder will be made in Dollars by wire transfer to a bank designated in writing by Jounce no later than [***] days prior to the date by which the applicable payment must be made. Conversion of sales recorded in local currencies to Dollars will be performed in a manner consistent with Accounting Standards and Gilead’s normal practices used to prepare its audited financial statements for internal and external reporting purposes.
8.6.2    Taxes; Withholding.
(a)    Generally. Each Party will pay any and all income taxes, fees, duties, levies or similar amounts imposed on its share of income arising directly or indirectly under this Agreement, except as otherwise provided in this Section 8.6.2.
(b)    Tax Withholding. To the extent that a Party (the “Payor”) is required by Applicable Law to deduct and withhold taxes on any payment to the other Party (the “Payee”), the Payor shall pay the amounts of such taxes to the proper Governmental Authority in a timely manner and promptly transmit to the Payee an official tax certificate or other evidence of such payment sufficient to enable the Payee to claim such payment of taxes. The Payor shall have the right to deduct any such tax, levy, or charge actually paid from payment due to the Payee. For the avoidance of doubt, the Payor’s remittance of such withheld taxes, together with payment to the Payee of the remaining payment, will constitute the Payor’s full satisfaction of payments due under this Article 8.
(c)    Transfer Taxes. Unless otherwise agreed by the Parties in writing, the amounts payable under this Agreement are exclusive of all applicable sales or use, goods and services, value added, consumption or other similar fees or taxes (“Transfer Taxes”). Where such amounts are subject to Transfer Taxes, the Payee shall promptly furnish the Payor with valid tax invoices pursuant to Applicable Law and remit the amounts of such taxes to the proper Governmental Authority in a timely manner. The Payor shall settle all undisputed amounts, including any applicable Transfer Taxes, in accordance with Section 8.6.1.
(d)    Tax Cooperation. The Parties agree to cooperate with one another and use reasonable efforts to avoid or reduce tax withholding, Transfer Taxes, or similar obligations in respect of the payments made by a Party under this Agreement, as permitted by Applicable Law.
8.6.3    Late Payments. If Jounce does not receive payment of any sum due to it on or before the due date therefor, simple interest will thereafter accrue on the sum due to Jounce from the due date until the date of payment at a per-annum rate of the then-current one-month USD-LIBOR as quoted on Bloomberg (or if it no longer exists, similarly authoritative source) plus [***] percent ([***]%), or the maximum rate allowable by Applicable Law, whichever is less.
8.7    Records; Audit Rights.
8.7.1    Records. Gilead will keep, and will cause each Selling Party to keep, [***] books and records in accordance with its Accounting Standards in relation to this Agreement, including, with respect to Selling Parties, in relation to Net Sales, royalties, Milestone Payments, and Sales Milestone Payments. Gilead will keep, and will cause each Selling Party to keep, such books and records for at least [***] years following the Calendar Year to which they pertain or for such longer period of time as required under any Applicable Law.
8.7.2    Audit Rights. Subject to the other terms of this Section 8.7.2, during the Term and for a period of [***] years thereafter, at the request of Jounce, which will not be made more frequently than [***] per Calendar Year [***], upon at least [***] days’ prior written notice from Jounce, and at the expense of Jounce, Gilead will permit an independent, nationally-recognized certified public accountant selected by Jounce and reasonably acceptable to Gilead (each, an “Auditor”) to inspect, during regular business hours, the relevant records required to be maintained by Gilead under Section 8.7.1; provided, that such audit right will not apply to records beyond [***] years from the Calendar Quarter of the audit request and all periods are subject to audit only once. Prior to its inspection, the Auditor will enter into a confidentiality agreement with both Parties having obligations of confidentiality and non-use no less restrictive than those set forth in Article 12 and limiting the disclosure and use of such information by the Auditor to authorized representatives of the Parties and the purposes germane to Section 8.7.1. The Auditor will report to Jounce only whether the particular amount being audited was accurate and, if not, the amount of and reason for any discrepancy, and the Auditor will not report any other information to Jounce. Jounce will treat the results of any Auditor’s review of Gilead’s records as Confidential Information of Gilead subject to the terms of Article 12. Notwithstanding the foregoing, Jounce may disclose such conclusions of the Auditor to the [***] Agreement counterparties, to the extent required under the relevant [***] Agreement, provided that such conclusions shall be subject to a binding confidentiality agreement acceptable to Gilead. In the event such audit leads to the discovery of a discrepancy to Jounce’s detriment, Gilead will, within [***] days after receipt of such report from the Auditor, pay any undisputed amount of the discrepancy. Jounce will pay the full cost of the audit unless the underpayment of amounts due by Gilead is greater than [***] percent ([***]%) of the amount due for the entire period being examined, in which case Gilead will pay the reasonable cost charged by the Auditor for such review. Any undisputed overpayments by Gilead revealed by an examination will be paid by Jounce within [***] days of Jounce’s receipt of the applicable report. This Section 8.7.2 will survive any expiration or termination of this Agreement for a period of [***] years.
8.8    [***] Agreements.
8.8.1    Gilead will be solely responsible for any annual payments or incremental fees payable to [***] by Jounce under the [***] Agreements, to the extent such payments or fees accrue solely as a result of a decision made by Gilead to carry out Manufacturing activities with respect to the Licensed Products itself or via a Third Party other than [***].
8.8.2    For the sake of clarity, in the event that one or both [***] Agreements are assigned to Gilead or Gilead enters into a Replacement [***] Agreement pursuant to Section 6.3, the amount of any annual payments or incremental fees for which Gilead would otherwise have been responsible under Section 8.8.1 may not be included by Gilead in any deductions made under Section 8.5.3(d).
Article 9

LICENSES; EXCLUSIVITY
9.1    License to Gilead. Subject to the terms and conditions of this Agreement, specifically including Section 9.2 with respect to the [***] Manufacturing IP, Jounce hereby grants to Gilead an exclusive, transferrable (solely pursuant to Section 16.4), and sublicenseable (solely in accordance with Sections 9.2 and 9.3), through multiple tiers, license, under the Jounce IP and Jounce’s interest in Joint IP, to Develop, Manufacture, and Commercialize the Licensed Products in the Field in the Territory.
9.2    Manufacturing IP License. Notwithstanding Section 9.1, Gilead acknowledges that certain intellectual property has been licensed to Jounce pursuant to the [***] License Agreement. Pursuant to the [***] License Agreement, Jounce is entitled to grant sublicenses to the [***] Manufacturing IP and to transfer the [***] to Gilead, subject to the following certain restrictions and obligations: (a) manufacture within the Approved Territory (as defined in Schedule 9.2) and (b) the limitations set forth on Schedule 9.2. To the extent that any Jounce IP licensed to Gilead pursuant to Section 9.1 is non-exclusively licensed to Jounce under the [***] License Agreement, the rights granted by Jounce to Gilead pursuant to Section 9.1 under such non-exclusively licensed Jounce IP shall be exclusive solely as between Gilead and Jounce but shall otherwise be non-exclusive.
9.2.1    Subject to the terms of this Agreement, Jounce will grant to Gilead a “Commercial Sublicense” (as defined in Schedule 9.2) and “Manufacturing Sublicense” (as defined in Schedule 9.2) to Develop, Manufacture, and Commercialize the Licensed Products in the Field in the Territory.
9.2.2    To the extent that any Jounce IP licensed to Gilead pursuant to Section 9.1 is licensed to Jounce under the [***] License Agreement, Gilead hereby covenants that it shall:
(a)    comply with the requirements of the [***] License Agreement set forth [***];
(b)    assign, and hereby does assign, to Jounce, or its designated Affiliate(s), such of its right, title and interest in any Improvements (as defined in Schedule 9.2) as are necessary for Jounce to comply with its obligations under Section 8.1 of the [***] License Agreement; and
(c)    not grant any further sublicenses to Third Parties under Gilead’s sublicense of the rights that are granted to Jounce in the [***] License Agreement without the prior written consent of Jounce, which shall be subject to Jounce receiving the prior written consent of [***].
9.3    Sublicensing and Subcontracting. Without limiting the requirements of Section 9.2, [***] will provide [***] of any [***] (other than [***] to [***]) of its [***] under [***]. [***] will provide [***] no later than [***] days [***] (which [***] may be [***] that is [***]). Gilead will cause any Sublicensee to comply with all applicable terms and conditions of this Agreement. Gilead may subcontract to Affiliates or Third Parties the performance of tasks and obligations related to Gilead’s Development, Manufacture (subject to Section 9.2) and Commercialization of the Licensed Products under this Agreement as Gilead deems appropriate, which subcontract may include a sublicense of rights necessary for the performance of the subcontract as reasonably required; provided, that Gilead will remain responsible for the performance of this Agreement and will cause any such subcontractor to comply with all applicable terms and conditions of this Agreement. At Gilead’s written request, if permitted under the terms of the [***] License Agreement, Jounce will sublicense its manufacturing rights under the [***] License Agreement to one or more Third Parties designated by Gilead.
9.4    Rights Retained by the Parties. Each Party retains all rights under Patents, Know-How, or other intellectual property rights Controlled by such Party which are not expressly granted to the other Party pursuant to this Agreement.
9.5    No Implied Licenses. Except as otherwise expressly provided in this Agreement, under no circumstances will a Party or any of its Affiliates, as a result of this Agreement, obtain any ownership interest, license, or other right in or to any Patents, Know-How, or other intellectual property rights of the other Party, including tangible or intangible items owned, controlled, or developed by the other Party, or provided by the other Party to the receiving Party at any time, in each case, pursuant to this Agreement.
9.6    Exclusivity.
9.6.1    Restrictions on Jounce. [***], Jounce will not, and will cause its Affiliates not to, directly or indirectly alone or with any Third Party, (a) except to the extent required in order for Jounce to perform its obligations under the Development Plan, [***]; (b) [***] or [***] to [***] to [***] or [***]; or (c) [***] or [***] or [***] to [***]; provided that if Jounce is [***], Jounce will be [***] any [***] for purposes of [***], and, if such [***] has, [***], the continued [***] of such [***] by [***] will not be a breach of this Section 9.6.1 provided that [***] (including any [***] or any [***] of Gilead or any of its Affiliates) is used in connection with such [***] and [***] work on [***] prior to the [***] of [***].
9.6.2    Restrictions on Gilead.
(a)    During the period commencing on the Effective Date and ending [***] years thereafter (the “Restricted Period”), in the event that Gilead or an Affiliate [***] (i.e., that is [***]) (a “Gilead [***]”) in addition to, or instead of the Licensed Antibody, within [***] Business Days of achievement of [***] Gilead will provide written notice thereof to Jounce, then, from and after such notice, such [***] for the purposes of [***] and [***].
(b)    If, during the Restricted Period, Gilead or an Affiliate [***] (through [***]) from [***], Gilead shall: (i) [***]; provided that, within [***] of such [***], Gilead must elect by written notice to Jounce one of alternatives (ii) – (iv); (ii) agree that such [***] from and after such notice for the purposes of [***] and [***]; (iii) [***] such [***], within [***] months after such [***], and [***] any continued [***] of such [***] during such [***] month period from activities under this Agreement; or (iv) [***] pursuant to [***]. After the Restricted Period, during the Term, if Gilead or an Affiliate [***], Gilead will provide written notice to Jounce within [***] days of such [***], and, within [***] days after such written notice, Gilead will provide an update to Jounce regarding [***] or [***].
Article 10

INTELLECTUAL PROPERTY
10.1    [***] Agreements. As applicable to any Jounce Patents that are licensed to Jounce pursuant to any of the [***] Agreements, the provisions of this Article 10 shall be subject to the terms and conditions of such [***] Agreements set forth [***].
10.2    Ownership. Subject to Section 10.1, ownership of all Inventions arising from the Parties’ activities under this Agreement, including any Patents covering such Inventions, will be determined by inventorship. All such Inventions conceived or reduced to practice jointly by the Parties will be jointly owned (all such Inventions, “Joint Inventions” and all Patents that claim such Joint Inventions, “Joint Patents”). All determinations of inventorship under this Agreement will be made in accordance with U.S. patent law.

10.3    Prosecution and Maintenance.
10.3.1    Subject to Section 10.1 and Section 10.3.2 below, as between the Parties, Gilead will have the first right, but not the obligation, for the Prosecution and Maintenance of the Jounce-Owned Patents and Joint Patents at its own cost and expense. Jounce will fully cooperate with Gilead in connection with the Prosecution and Maintenance of the Jounce-Owned Patents, including by providing access to relevant persons and executing all documentation reasonably requested by Gilead and at Gilead’s election, to transfer the Patent Prosecution and Maintenance files to Gilead or a law firm of Gilead’s choice. Gilead will keep Jounce reasonably informed of the status of the Jounce-Owned Patents. If Gilead decides to allow a Jounce-Owned Patent or Joint Patent to lapse or become abandoned without having first filed a substitute, then it will notify Jounce of, and consult with Jounce with respect to, such decision or intention at least [***] days prior to the date upon which such Patent will lapse or become abandoned, and Jounce will thereupon have the right (but not the obligation) to assume the Prosecution and Maintenance thereof at Jounce’s expense with counsel of its choice.
10.3.2    Absent a claim of Third Party Infringement under Section 10.5, Gilead will have the first right, but not obligation, to undertake proceedings to proactively invalidate Third Party Patents (e.g., through oppositions, post grant review, inter partes review, derivations, re-examinations, post-grant proceedings, and other similar proceedings) that Gilead at its sole discretion deems a risk to the commercialization of the Licensed Products (“Proactive Defense Proceedings”). Gilead will [***] of such Proactive Defense Proceedings. Notwithstanding the foregoing, the Parties agree and acknowledge that prior to the Effective Date, [***] (the “[***]”), and Jounce and Gilead will [***] with respect to this [***].
10.4    Enforcement.
10.4.1    Each Party will promptly notify the other Party if it becomes aware of infringement or Patent challenge by a Third Party of any Jounce Patent or any Joint Patent in the Territory, including any declaratory judgment, opposition, post grant review, inter partes review, or similar action alleging the invalidity, unenforceability, unpatentability, or non-infringement with respect to such Jounce Patent, including under the BPCIA or the United States Patient Protection and Affordable Care Act of 2010 (Pub. L. No. 111-48) or their successor provisions, any regulatory filing based on Section 351(k) of the Public Health Service Act (42 U.S.C. § 262), or Article 10(4) of the Directive 2001/83/EC, or any other similar regulation promulgated by the FDA, EMA, MHLW, or by other applicable similar Governmental Authority or other actual or potential infringement or Patent challenge by a generic or biosimilar or potential generic or biosimilar competitor (including any Biosimilar Product) to a Licensed Product anywhere in the Territory (collectively, “Competing Infringement”).
10.4.2    As between the Parties, Gilead will have the first right, but not the obligation, to bring and control any legal action or take such other actions as it deems appropriate (including responding to Third Party notice letters and controlling settlements), which may include the granting of licenses and authorizing the launch of Biosimilar Product(s) in connection with any Competing Infringement of any Jounce-Owned Patent as it reasonably determines appropriate, at its cost and expense. If Gilead does not (a) take any such action or (b) notify

Jounce in writing of its intent to allow the applicable Competing Infringement without intervention within a period of [***] days after delivering or receiving, as applicable, notice of such Competing Infringement in accordance with Section 10.4.1, then Jounce will have the right, but not the obligation, to bring and control any such legal action or other actions; provided that: (x) if Applicable Law prevents such actions within such period, then such period will be extended to the date that is [***] days after Applicable Law does not prevent such action; and (y) if a delay in bringing such action would limit or compromise the remedies available for such Competing Infringement, then such [***] day period will be shortened to permit Jounce at least [***] days to initiate such action. At the request and expense of the enforcing Party, the non-enforcing Party will provide reasonable assistance in connection with the enforcing Party’s legal or other actions in connection with any such Competing Infringement, including by executing reasonably appropriate documents, cooperating in discovery, and joining as a party to the action if required.
10.5    Defense. Each Party will promptly notify the other Party of any claim alleging that the Development, Manufacture, or Commercialization of any Licensed Product in the Territory infringes, misappropriates, or otherwise violates any Patents, Know-How, or other intellectual property rights of any Third Party (“Third Party Infringement”). In any such instance, the Parties will as soon as practicable thereafter discuss in good faith the best response to such notice of Third Party Infringement. Subject to Section 10.1, as between the Parties, Gilead will have the sole and exclusive right, but not the obligation, to defend, and take other actions (including to settle) with respect to, any such claim of Third Party Infringement, at Gilead’s sole discretion, cost, and expense. Subject to [***] under [***], any [***]. Jounce will have the right to be represented in any such action by counsel of its own choice at Jounce’s sole cost and expense.
10.6    Recovery. Subject to Section 10.1, any recovery received as a result of any action under Section 10.3 or Section 10.4 will be allocated in the following order: (a) to reimburse the enforcing Party for the reasonable costs and expenses (including attorneys’ and professional fees) that it incurred in connection with such action, to the extent not previously reimbursed (to the extent not previously offset pursuant to Section 8.5.3(c)); (b) to reimburse the non-enforcing Party, where it joins a legal action as provided under Section 10.3 or Section 10.4 (as applicable), for the reasonable costs and expenses (including attorneys’ and professional fees) that it incurred in connection with such action, to the extent not previously reimbursed (to the extent not previously offset pursuant to Section 8.5.3(c)); and (c) with respect to the remainder of the recovery, if [***] is the enforcing party, such amount will be [***] for purposes of this Agreement, and if [***] is the enforcing party, such amount will be [***] and [***].
10.7    Trademarks. Subject to Section 10.1, as between the Parties, Gilead will have the exclusive right, but not the obligation, to brand the Licensed Products using trademarks and trade names it determines appropriate in its sole discretion for the Licensed Products, which may vary within the Territory (the “Licensed Product Marks”). Gilead will own all rights in the Licensed Product Marks and will register and maintain the Licensed Product Marks to the extent it determines reasonably necessary.

10.8    Patent Extensions. As between the Parties, Gilead will have the sole right to obtain patent term restoration (including under the Drug Price Competition and Patent Term Restoration Act), supplemental protection certificates or their equivalents, and patent term extensions (collectively, “Patent Extensions”) with respect to the Jounce-Owned Patents or Joint Patents, where applicable, at Gilead’s sole discretion, cost, and expense. Jounce will provide all reasonable assistance requested by Gilead, including permitting Gilead to proceed with applications for such Patent Extensions in the name of Jounce, if deemed appropriate by Gilead, and executing documents and providing any relevant information and assistance to Gilead.
10.9    Purple Book Listings. As between the Parties, Gilead (or its designee) will have the sole right to list, with the applicable Regulatory Authorities in the Territory, all applicable Patents (including any Jounce-Owned Patents and/or Joint Patents) for any Licensed Product, including all so-called “Purple Book” listings required under the U.S. Public Health Service Act, and all similar listings in any other relevant countries. For the avoidance of doubt, Gilead will retain final decision-making authority with respect to the listing of all applicable Patents for any Licensed Product, regardless of which Party owns such Patent, and Jounce will reasonably assist Gilead in connection therewith.
Article 11
ANTITRUST LAW COMPLIANCE; EFFECTIVENESS
11.1    Filings. Each of Jounce and Gilead will, no later than ten (10) Business Days after the Execution Date, file with the FTC and the Antitrust Division of the DOJ HSR Filings with respect to the transactions contemplated by this Agreement. The Parties will cooperate with one another to the extent necessary in the preparation of such HSR Filings. [***] will be responsible for [***] percent ([***]%) of the filing fees associated with such HSR Filings.
11.2    Information Exchange. Each Party will, in connection with the HSR Filings or any inquiry or investigation conducted under Antitrust Law by the FTC, the DOJ, or any other Governmental Authority in connection with this Agreement: (a) reasonably cooperate with the other Party in connection with any communication, filing, submission, investigation, or other inquiry (including any proceeding initiated by a private party); (b) keep the other Party or its counsel reasonably informed of any communication received by such Party from, or given by such Party to, the FTC, the DOJ, or any other Governmental Authority (including any communication received or given in connection with any proceeding by a private party), in each case, regarding the transactions contemplated by this Agreement; (c) consult with the other Party in advance of any meeting or conference with the FTC, the DOJ, or any other Governmental Authority (or, in connection with any proceeding by a private party, with such private party), and to the extent permitted by the applicable Governmental Authority (or such private party), give the other Party or their counsel the opportunity to attend and participate in such meetings and conferences, at the other Party’s cost and expense; and (d) permit the other Party or its counsel to review in advance any submission, filing, or communication (and documents submitted therewith) intended to be given by it to the FTC, the DOJ, or any other Governmental Authority (or, in connection with any proceeding by a private party, to such private party). Jounce and

Gilead, as each deems advisable and necessary, may reasonably designate any competitively sensitive material to be provided to the other under this Section 11.2 as “Antitrust Outside Counsel Only Material.” Such materials and the information contained therein will be given only to the outside antitrust counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient Party unless express permission is obtained in advance from the source of the materials or the applicable Party’s legal counsel.
11.3    Closing.
11.3.1    Closing. The closing of the transactions contemplated by this Agreement will take place remotely via the electronic exchange of documents and signatures as soon as practical, but no later than on the third (3rd) Business Day following the date on which all of the conditions precedent set forth in Section 11.3.2 have been satisfied or waived by the applicable Party (other than Section 11.3.2(b), which can only be satisfied or waived at the closing), or at such other time and place as Jounce and Gilead may agree upon in writing (the “Closing Date”).
11.3.2    Conditions to Effectiveness. The obligation of the Parties to consummate the transactions contemplated by this Agreement is subject to the satisfaction by each Party of the following conditions, any or all of which may be waived in whole or in part by the other Party in its sole discretion, subject to Applicable Law: (a) HSR Clearance; and (b) the representations and warranties made by such Party in Sections 13.1 and 13.2 (each, with respect to Jounce) and Section 13.1 (each, with respect to Gilead) will be true and correct in all material respects as of the Effective Date, and, with respect to Jounce as such Party, Jounce will have performed and complied in all material respects with the covenants set forth in Section 13.3.2.
Article 12

CONFIDENTIALITY
12.1    Nondisclosure. Each Party agrees that a Party (the “Receiving Party”) which receives the Confidential Information of the other Party (the “Disclosing Party”) pursuant to this Agreement will: (a) maintain in confidence such Confidential Information using not less than the efforts that such Receiving Party uses to maintain in confidence its own proprietary information of similar kind and value, but in no event less than a reasonable degree of efforts; (b) not disclose such Confidential Information to any Third Party without first obtaining the prior written consent of the Disclosing Party, except for disclosures expressly permitted pursuant to this Article 12; and (c) not use such Confidential Information for any purpose except those permitted under this Agreement, including, in the case of Gilead, the exercise of the rights and licenses granted to Gilead hereunder. The obligations of confidentiality, non-disclosure, and non-use under this Section 12.1 will be in full force and effect from the Execution Date until [***] years following the Term. The Receiving Party will return all copies of or destroy the Confidential Information of the Disclosing Party disclosed or transferred to it by the other Party pursuant to this Agreement, within [***] days after the expiration or termination of this Agreement; provided, however, that a Party may retain: (i) Confidential Information of the other Party to exercise rights and licenses which expressly survive such termination or expiration pursuant to this Agreement; (ii) one (1) copy of all other Confidential Information in archives solely for the purpose of establishing the contents thereof; and (iii) the Disclosing Party’s Confidential Information contained in the Receiving Party’s electronic back-up files that are created in the normal course of business pursuant to the Receiving Party’s standard protocol for preserving its electronic records.
12.2    Exceptions.
12.2.1    General. Section 12.1 will not apply with respect to any portion of the Confidential Information of the Disclosing Party to the extent that such Confidential Information:
(a)    was known to the Receiving Party or any of its Affiliates, as evidenced by written records, without any obligation to keep it confidential or any restriction on its use, prior to disclosure by the Disclosing Party;
(b)    is subsequently disclosed to the Receiving Party or any of its Affiliates by a Third Party lawfully in possession thereof and without any obligation to keep it confidential or any restriction on its use;
(c)    is published by a Third Party or otherwise becomes publicly available or enters the public domain, either before or after it is disclosed to the Receiving Party, without any breach by the Receiving Party of its obligations hereunder; or
(d)    is independently developed by or for the Receiving Party or any of its Affiliates, as evidenced by written records, without reference to or reliance upon the Disclosing Party’s Confidential Information.
Any combination of features or disclosures will not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the Receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the Receiving Party.
12.3    Authorized Disclosure.
12.3.1    Disclosure. Notwithstanding Section 12.1, the Receiving Party may disclose Confidential Information belonging to the Disclosing Party in the following instances:
(a)    to comply with Applicable Law (including the rules and regulations of the U.S. Securities and Exchange Commission or any national securities exchange in any jurisdiction in the Territory) (collectively, the “Securities Regulators”) or with judicial process (including prosecution or defense of litigation), solely to the extent that, in the reasonable opinion of the Receiving Party’s counsel, such disclosure is necessary for such compliance or for such judicial process (including prosecution or defense of litigation) and provided that if a Party submits this Agreement to, or files this Agreement with, any Securities Regulator or other Person pursuant to this Section 12.3.1(a), such Party agrees to (i) provide copies of the disclosure to the other Party reasonably in advance of such filing or other disclosure; (ii) promptly notify the other Party in writing of such requirement and any respective timing constraints; (iii) give the other Party reasonable time under the circumstances from the date of provision of copies of such disclosure to comment upon and request confidential treatment for such disclosure; and (iv) use good-faith efforts to incorporate any comments (including comments requesting removal of sensitive business and financial information that is not required to be disclosed by Applicable Law) provided by the other Party in accordance with this Section 12.3.1(a);
(b)    disclosure to governmental or other regulatory agencies in order to obtain Patents, to obtain or maintain approval to conduct Clinical Trials, or to market the Licensed Products under this Agreement, in each case, in accordance with this Agreement; provided, that reasonable steps are taken to ensure confidential treatment of such Confidential Information to the extent available;
(c)    disclosure to: (i) any of its officers, directors, employees, consultants, agents, or Affiliates; (ii) in the case of Gilead, any actual or potential collaborators, licensees, or Sublicensees; (iii) in the case of either Party, to such Party’s permitted subcontractors for the purpose of such subcontractors performing obligations of such Party under this Agreement; and (iv) in the case of either Party, to such Party’s actual or potential acquirers; provided, that, prior to any such disclosure, each such disclosee is bound by reasonable and customary written obligations of confidentiality, non-disclosure, and non-use, including, in the case of disclosure to Third Parties, obligations that are consistent with the obligations set forth in this Article 12; provided, however, that, in each of the above situations described in this Section 12.3.1(c), the Receiving Party will remain responsible for any failure by any Person who receives Confidential Information from such Receiving Party pursuant to this Section 12.3.1(c) to treat such Confidential Information as required under this Article 12;
(d)    disclosure to any actual or potential acquirer, or prospective investment bankers, investors, lenders or other financial partners, provided that such disclosure will solely be in the form of [***] reports and the redacted version of this Agreement, which version has been agreed upon by the Parties in good faith, including any such redacted version that has been agreed upon for actual or potential filing to the SEC; it being understood and agreed that only after negotiations with any such Third Party have progressed so that such Party reasonably and in good faith believes that consummation of the proposed transaction with such Third Party is [***], only then may such Party provide an unredacted version of this Agreement, to such Third Party and in any event such Third Party shall be contractually bound by confidentiality restrictions consistent with the obligations set forth in this Article 12; and
(e)    disclosure to its advisors (including attorneys and accountants) in connection with activities under this Agreement; provided, that, prior to any such disclosure, each such disclosee is bound by written obligations of confidentiality, non-disclosure, and non-use consistent with the obligations set forth in this Article 12 (provided, however, that in the case of legal advisors, such confidentiality obligations need not be documented in writing), to maintain the confidentiality thereof and not to use such Confidential Information except as expressly permitted by this Agreement; provided, however, that, in each of the above situations in this Section 12.3.1(e), the Receiving Party will remain responsible for any failure by any Person who receives Confidential Information from such Receiving Party pursuant to this Section 12.3.1(e) to treat such Confidential Information as required under this Article 12.
12.3.2    Terms of Disclosure. If and whenever any Confidential Information is disclosed in accordance with this Section 12.3, such disclosure will not cause any such information to cease to be Confidential Information, except to the extent that such disclosure results in a public disclosure of such information other than by breach of this Agreement.
12.4    Terms of this Agreement. The Parties agree that this Agreement and the terms hereof will be deemed to be Confidential Information of both Jounce and Gilead, and each Party agrees not to disclose this Agreement or any terms hereof without obtaining the prior written consent of the other Party; provided, that each Party may disclose this Agreement or any terms hereof in accordance with the provisions of Section 12.3.
12.5    Publicity.
12.5.1    Press Releases. Jounce will not, and will cause its Affiliates not to, issue any scientific publication (including publications in journals, posters, presentations at conferences, and abstracts submitted in advance of conferences) related to activities under this Agreement, without first obtaining Gilead’s prior written consent; provided, that Jounce will be authorized to make any disclosure, without first obtaining Gilead’s prior written consent, that is required by Applicable Law (including the U.S. Securities Act of 1933 and the U.S. Securities Exchange Act of 1934), the rules of any Securities Regulator, or by judicial process, to the extent permitted pursuant to, and subject to and in accordance with, Section 12.3, as applicable. The contents of any publication that has been reviewed and approved by Gilead may be re-released by Jounce without first obtaining Gilead’s prior written consent in accordance with this Section 12.5.1.
12.5.2    Publications. The Parties will issue a joint press release substantially in the form attached as Schedule 12.5.2 announcing the execution of this Agreement. In addition, Gilead will have the right, without first obtaining Jounce consent, to (a) issue press releases and other public statements as it deems reasonably appropriate in connection with the research, development, manufacture, Commercialization, or other exploitation of Licensed Antibodies or Licensed Products under this Agreement and (b) publish or have published information regarding research, Development, Manufacturing, Commercialization and other exploitation conducted with respect to the Licensed Antibodies or Licensed Products, including the results of any such clinical trials, or any activities conducted under this Agreement; provided that Gilead shall not publish any manuscript, abstract, specification, text or any other material that includes Licensor Confidential Information (as defined in Schedule 9.2) except in accordance with the requirements set forth on Schedule 9.2 with respect to such publications.
12.5.3    Public Statements. Subject to Section 12.5.1, and without limiting any other disclosure rights Jounce has in accordance with this Article 12, Jounce will have the right, without first obtaining Gilead’s consent, to disclose in connection with investor meetings, on its website or in non-confidential materials, any information relating to the Licensed Products that was previously publicly disclosed in any securities filings, press releases, posters or other publications of (a) Gilead or its Affiliates or (b) Jounce or its Affiliates, to the extent done prior to or in accordance with this Agreement.
12.6    Use of Names. Except as otherwise expressly set forth herein, neither Party (or any of its respective Affiliates) will use the name, trademark, trade name, or logo of the other Party or any of its Affiliates, or its or their respective employees, in any publicity, promotion, news release, or other public disclosure relating to this Agreement or its subject matter, without first obtaining the prior written consent of the other Party; provided, that such consent will not be required to the extent use thereof may be required by Applicable Law, including the rules of any securities exchange or market on which a Party’s or its Affiliate’s securities are listed or traded; and provided, further, that each Party hereby consents to the use of its name, trademark, trade name and logo on the other Party’s website and corporate presentations, solely (a) in a list of such other Party’s collaborators and (b) otherwise in conjunction with general information regarding the transactions contemplated under this Agreement that may be published or disclosed (as applicable) pursuant to the terms of this Agreement, and provided that, in all cases, each Party shall comply with all reasonable trademark usage guidelines provided by the other Party in its use of the other Party’s name, logos, or marks and, upon the consenting Party’s request, enter into a trademark license agreement acceptable to the consenting Party.
12.7    Clinical Trials Registry. For clarity, Gilead, its Affiliates, and its and their designees will have the right to publish registry information and summaries of data and results from any Clinical Trials conducted in connection with activities under this Agreement, on its clinical trials registry or on a government-sponsored database such as www.clinicaltrials.gov, without first obtaining the prior consent of Jounce. The Parties will reasonably cooperate if required or reasonably requested by Gilead in order to facilitate any such publication by Gilead, any of its Affiliates, and any of its or their designees.
Article 13

REPRESENTATIONS AND WARRANTIES; COVENANTS
13.1    Representations and Warranties of Each Party. Each Party hereby represents and warrants to the other Party, as of the Execution Date and the Effective Date, that:
(a)    such Party is duly organized, validly existing, and in good standing under the Applicable Law of the jurisdiction of its formation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;
(b)    such Party has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;
(c)    this Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid, and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforcement of the rights and remedies created hereby is subject to: (i) bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general application affecting the rights and remedies of creditors; or (ii) laws governing specific performance, injunctive relief, and other equitable remedies;
(d)    the execution, delivery, and performance of this Agreement by such Party does not breach or conflict with any agreement or any provision thereof, or any instrument or understanding, oral or written, to which such Party (or any of its Affiliates) is a party or by which such Party (or any of its Affiliates) is bound, nor violate any Applicable Law of any Governmental Authority having jurisdiction over such Party (or any of its Affiliates);
(e)    no government authorization, consent, approval, license, exemption of or filing or registration with any court or Governmental Authority, domestic or foreign, under any Applicable Law currently in effect, is or will be necessary for, or in connection with, the transaction contemplated by this Agreement, or for the performance by it of its obligations under this Agreement, except: (i) as may be required to conduct Clinical Trials or to seek or obtain Regulatory Approvals or applicable Regulatory Materials; or (ii) as set forth in Article 11; and
(f)    it has obtained all necessary authorizations, consents, and approvals of any Third Party that is required to be obtained by it for, or in connection with, the transactions contemplated by this Agreement, or for the performance by it of its obligations under this Agreement, except: (i) as may be required to conduct Clinical Trials or to seek or obtain Regulatory Approvals or applicable Regulatory Materials; or (ii) as set forth in Article 11.
13.2    Representations, Warranties and Covenants of Jounce. Jounce hereby represents and warrants to Gilead, as of the Execution Date and again as of the Effective Date, that:
(a)    Schedule 1.94 sets forth a complete and accurate list of all Jounce Patents and identifies for each listed item (i) whether such Jounce Patent is owned or licensed by Jounce and (ii) in the case of licensed Jounce Patents, the [***] Agreement pursuant to which it is licensed to Jounce;
(b)    To Jounce’s knowledge, the rights granted to Gilead with respect to the Jounce IP pursuant to this Agreement constitute all of the intellectual property rights that are necessary for the Development, Manufacture, and Commercialization of the Lead Product as contemplated hereunder;
(c)    Except for the [***] Manufacturing Patents and the [***] Manufacturing Know-How, Jounce (i) is the sole and exclusive owner of all of the Jounce IP, free from Encumbrances; (ii) has not granted to any Third Party any rights under the Jounce IP (except for non-exclusive licenses granted to Third Parties solely for purposes of performing services on behalf of, and for the benefit of, Jounce), and (iii) is listed in the records of the appropriate Governmental Authority as the sole and exclusive owner of record for each registration, grant, and application with respect to the Jounce IP;
(d)    Jounce has not granted any Third Party any rights under any Jounce IP that would conflict with or limit the scope of the rights or licenses granted to Gilead hereunder. Jounce has the full and legal rights and authority to grant to Gilead and its Affiliates all of the licenses under the Jounce IP that it purports to grant hereunder, and to disclose the Jounce Know-How that is included in the Jounce IP to Gilead as contemplated under this Agreement, in each case free from Encumbrances (except for the rights retained by [***] pursuant to the [***] Agreements) or any other restrictions not expressly set forth in this Agreement;
(e)    [***], Jounce has not [***] that any [***] or [***], or [***];
(f)    all inventors of the Jounce-Owned Patents are accurately identified in the relevant patents, applications and related filings and submissions in accordance with Applicable Law, and all inventors identified in such records are former or current employees or contractors of Jounce who have, in each case, assigned all of their respective right, title, and interest in the applicable Jounce-Owned Patent to Jounce. All official fees, maintenance fees and annuities for the Jounce-Owned Patents have been paid and all administrative procedures with patent offices have been completed for the Jounce-Owned Patents such that the Jounce-Owned Patents are subsisting and in good standing. Jounce has Prosecuted and Maintained all Jounce-Owned Patents in good faith and has complied with the USPTO duty of disclosure respecting the Prosecution and Maintenance thereof, and, to Jounce’s knowledge, all issued patents included in the Jounce Patents are valid and enforceable without any claims, challenges, oppositions, interference, or other similar proceedings pending or threatened;
(g)    neither Jounce nor any of its Affiliates has made a claim against a Third Party alleging that a Third Party is violating or has violated, is infringing or has infringed, or is misappropriating or has misappropriated any Jounce IP, and, [***];
(h)    all Jounce employees, officers, and consultants who have been or are presently involved in the development of the Jounce IP have executed agreements effectively assigning to Jounce, or have existing obligations under Applicable Law requiring assignment to Jounce of, all inventions made during the course of and as the result of their association with Jounce, free from Encumbrances, and obligating each such individual to maintain as confidential Jounce’s Confidential Information as well as all confidential information of other parties (including the Confidential Information of Gilead and its Affiliates) that such individual may receive.
(i)    (i) neither Jounce nor any of its Affiliates has employed, or otherwise used in any capacity, the services of any Person suspended, proposed for debarment, or debarred under 21 U.S.C. § 335a, or any foreign equivalent thereof, with respect to the Licensed Products; (ii) no Person who has been debarred under 21 U.S.C. § 335a shall be employed or engaged by Jounce in the performance of any activities hereunder; and (iii) to Jounce’s knowledge, no Person on any of the FDA clinical investigator enforcement lists (including the (A) Disqualified/Totally Restricted List, (B) Restricted List, and (C) Adequate Assurances List) shall participate in the performance of any activities hereunder;
(j)    Jounce has not entered into a government funding relationship that would result in rights to any Jounce IP residing in the U.S. Government, National Institutes of Health, National Institute for Drug Abuse, or other agency, and the licenses granted hereunder are not subject to overriding obligations to the U.S. Government as set forth in Public Law 96517 (35 U.S.C. 200204), or any similar obligations under the laws of any other country;
(k)    other than the [***] Agreements, (i) neither Jounce nor its Affiliates have entered into any agreement under which Jounce or its Affiliates: (1) has obtained a license or sublicense of rights from a Third Party to any Jounce IP; or (2) has granted a license, sublicense, option, or right to a Third Party that will remain in effect after the Effective Date, in each case ((i) and (ii)), to Develop, Manufacture, or Commercialize any Licensed Product, and (ii) there are no agreements or arrangements to which Jounce or any of its Affiliates is a party relating to the Jounce IP, and Jounce has not otherwise granted to any Third Party any rights or made any covenants to any Third Party, that would materially limit the rights granted to Gilead under this Agreement or that would restrict or result in a restriction on Gilead’s ability to Develop, Manufacture, Commercialize, or otherwise exploit the Licensed Antibodies or Licensed Products in the Field in the Territory, as contemplated under this Agreement;
(l)    Jounce has provided to Gilead true, correct, and complete copies of each [***] Agreement. Each such [***] Agreement is in full force and effect, and there has been [***] of or under any such [***] Agreement. Jounce has not waived any of its rights under any such [***] Agreement.
(m)    Jounce has maintained intellectual property protection guidelines within its organization and, to Jounce’s knowledge, there has not been any unauthorized disclosure of intellectual property rights, including any Know-How included in the Jounce-Owned IP, to any Third Party; and
(n)    Jounce has responded in good faith to all of Gilead’s written requests for materials and information in connection with Gilead’s due diligence efforts with respect to this Agreement, and to Jounce’s knowledge there has been no failure to disclose to Gilead any fact or circumstance known to Jounce and relating to any of the Jounce IP that would be reasonably expected to be material to Gilead in connection with this Agreement.
13.3    Covenants.
13.3.1    Mutual Covenant. Each Party hereby covenants to the other Party that such Party and its Affiliates will perform its activities pursuant to this Agreement in compliance (and will ensure compliance by any of its subcontractors) with all Applicable Law, including, to the extent applicable, GCP, GLP, and GMP.
13.3.2    Additional Jounce Covenants. Jounce hereby covenants to Gilead that:
(a)    Except as otherwise expressly permitted under this Agreement, Jounce will not, and will cause its Affiliates not to assign, transfer, license or grant to any Third Party, or agree to assign, transfer, license or grant to any Third Party, any rights to the Jounce IP, Joint IP or any Licensed Product if such license or grant could adversely affect in any respect any of the rights or licenses granted to Gilead hereunder.

(b)    Neither Jounce nor any of its Affiliates shall (i) terminate or modify any [***] Agreement, or exercise, waive, release, or assign any rights or claims thereunder, without first obtaining Gilead’s prior written consent in each case; (ii) breach, or otherwise Default under, any [***] Agreement; or (iii) commit any act (or failure to act), in each case (i)-(iii) that would result in a loss of rights, or otherwise adversely affect the rights, of Gilead, its Affiliates, or its Sublicensees hereunder or would permit [***], as applicable, to exercise their respective termination rights under the [***] Agreements. Without limiting the foregoing, if Jounce receives notice of an alleged Default by Jounce or its Affiliates under any [***] Agreement, where termination of such [***] Agreement could be sought by the counterparty or result from such Default, then Jounce will promptly, but in any event within [***] Business Days following receipt of notice thereof, provide written notice thereof to Gilead and to the extent permitted under the terms of such [***] Agreement, grant Gilead the right (but not the obligation) to: (x) cure such alleged breach or Default; and (y) offset any costs or expenses incurred in connection therewith against any payments due or that may become due under this Agreement.
(c)    If, at any time after execution of this Agreement, Jounce becomes aware that it, any of its Affiliates, or any employee, agent, or subcontractor of Jounce or any of its Affiliates or permitted subcontractors who participated or is participating in the performance of any activities hereunder is or becomes debarred under 21 U.S.C. § 335a, it shall provide written notice of such fact to Gilead within [***] Business Days of its discovery thereof.
(d)    All employees, officers, and consultants of Jounce or any of its Affiliates who are involved in the activities contemplated under this Agreement have executed or will execute agreements effectively assigning to Jounce, or have existing obligations under Applicable Laws requiring assignment to Jounce of, all inventions made during the course of and as the result of their association with Jounce, free from Encumbrances, and obligating each such individual to maintain as confidential Jounce’s Confidential Information as well as all confidential information of other parties (including the Confidential Information of Gilead and its Affiliates and Sublicensees) that such individual may receive, to the extent required to support Jounce’s performance of its obligations under this Agreement.
(e)    Jounce shall maintain sufficient security systems and intellectual property protection guidelines within its organization equivalent to industry standards and qualified to avoid any unauthorized disclosure of intellectual property rights, including Know-How, to any Third Party, as more specifically agreed with Gilead hereunder.
13.4    Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED (AND EACH PARTY HEREBY EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES NOT EXPRESSLY PROVIDED IN THIS AGREEMENT), INCLUDING WITH RESPECT TO ANY PATENTS OR KNOW-HOW, INCLUDING WARRANTIES OF VALIDITY OR ENFORCEABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR USE OR PURPOSE, PERFORMANCE, AND NON-INFRINGEMENT OF ANY THIRD PARTY PATENT OR OTHER INTELLECTUAL PROPERTY RIGHT.

Article 14

INDEMNIFICATION; INSURANCE
14.1    Indemnification by Gilead. Gilead will indemnify, defend, and hold harmless Jounce, its Affiliates, and its and their respective directors, officers, employees, agents, successors, and assigns (collectively, the “Jounce Indemnitees”) from and against any and all Damages to the extent arising out of or relating to, directly or indirectly, any Third Party Claim based upon:
(a)    the Development, Manufacture, or Commercialization of any Licensed Product in the Field in the Territory by Gilead, its Affiliates, or its Sublicensees;
(b)    the negligence or willful misconduct of Gilead or its Affiliates or its or their respective directors, officers, employees, consultants, subcontractors, or agents, in connection with Gilead’s performance of its obligations under this Agreement; or
(c)    any breach by Gilead of any of its representations, warranties, covenants, agreements, or obligations under this Agreement;
provided, however, that, in each case ((a)-(c)), such indemnity will not apply to the extent Jounce has an indemnification obligation pursuant to Sections 14.2(a) or 14.2(c) for such Damages.
14.2    Indemnification by Jounce. Jounce will indemnify, defend and hold harmless Gilead, its Affiliates, and its and their respective directors, officers, employees, agents, successors, and assigns (collectively, the “Gilead Indemnitees”), from and against any and all Damages to the extent arising out of or relating to, directly or indirectly, any Third Party Claim based upon:
(a)    the research, Development or Manufacture of JTX-1811 or any Licensed Product by Jounce, its Affiliates, or its subcontractors during the Initial Development Term;
(b)    the negligence or willful misconduct of Jounce or its Affiliates or its or their respective directors, officers, employees, consultants, subcontractors or agents, in connection with Jounce’s performance of its obligations under this Agreement; or
(c)    any breach by Jounce of any of its representations, warranties, covenants, agreements, or obligations under this Agreement;
provided, however, that, in each case ((a)-(c)), such indemnity will not apply to the extent Gilead has an indemnification obligation pursuant to Sections 14.1(b) or 14.1(c) for such Damages.
14.3    Procedure.
14.3.1    If a Party is seeking indemnification under Section 14.1 or Section 14.2, as applicable (the “Indemnitee”), it will inform the other Party (the “Indemnitor”) of the claim giving rise to the obligation to indemnify pursuant to Section 14.1 or Section 14.2, as applicable, as soon as reasonably practicable after receiving notice of the claim (an “Indemnification Claim Notice”); provided, that any delay or failure to provide such notice will not constitute a waiver or release of, or otherwise limit, the Indemnitee’s rights to indemnification under Section 14.1 or Section 14.2, as applicable, except to the extent that such delay or failure materially prejudices the Indemnitor’s ability to defend against the relevant claims.
14.3.2    The Indemnitor will have the right and obligation within [***] days after receipt of the Indemnification Claim Notice, to assume the defense of any such claim for which the Indemnitee is seeking indemnification pursuant to Section 14.1 or Section 14.2, as applicable. The Indemnitee will cooperate with the Indemnitor and the Indemnitor’s insurer as the Indemnitor may reasonably request, and at the Indemnitor’s cost and expense. The Indemnitee will have the right to participate, at its own expense and with counsel of its choice, in the defense of any claim or suit that has been assumed by the Indemnitor.
14.3.3    The Indemnitor will not settle any claim to which it is subject pursuant to Section 14.1 or Section 14.2 above, as applicable, without first obtaining the prior written consent of the Indemnitee, not to be unreasonably withheld, conditioned, or delayed; provided, however, that the Indemnitor will not be required to obtain such consent if the settlement: (a) involves only the payment of money and will not result in the Indemnitee (or other Jounce Indemnitees or Gilead Indemnitees, as applicable) becoming subject to injunctive or other similar type of relief; (b) does not require an admission by the Indemnitee (or other Jounce Indemnitees or Gilead Indemnitees, as applicable); and (c) does not adversely affect the rights or licenses granted to the Indemnitee (or its Affiliate) under this Agreement. The Indemnitee will not settle or compromise any such claim without first obtaining the prior written consent of the Indemnitor.
14.3.4    If the Parties cannot agree as to the application of Section 14.1 or Section 14.2, as applicable, to any claim, pending the resolution of the dispute pursuant to Section 16.8, the Parties may conduct separate defenses of such claims, with each Party retaining the right to claim indemnification from the other Party in accordance with Section 14.1 or Section 14.2, as applicable, upon resolution of the underlying claim. In each case, the Indemnitee will reasonably cooperate with the Indemnitor and will make available to the Indemnitor all pertinent information under the control of the Indemnitee, which information will be subject to Article 12.
14.4    Insurance. During the Term and for a period of [***] years thereafter, each Party will maintain, at its cost, a program of insurance (or self-insurance, in the case of Gilead) against liability and other risks associated with its activities and obligations under this Agreement (including with respect to its Clinical Trials), and its indemnification obligations hereunder, in such amounts, subject to such deductibles and on such terms as are customary for such Party for the activities to be conducted by it under this Agreement including:
(a)    [***] insurance, including [***], on [***] form, with limits of liability not less than $[***] and $[***]. [***] requirements may be satisfied by [***] coverage, and

(b)    [***] insurance [***] and [***] insurance [***], and [***]. Where permitted by law, such policies shall contain a waiver of [***].
Evidence of the foregoing insurance will be provided to each Party on request. Each Party will provide the other Party a notice of insurance policy cancellation in accordance with the provisions of the applicable insurance policy maintained pursuant to this Section 14.4 All insurance maintained pursuant to this Section 14.4 will be underwritten by companies with an AM best rating of at least [***]. The Jounce policy(ies) shall name Gilead, its officers, directors, employees and volunteers, as Additional Insured. [***]. Such insurance will not be construed to create a limit on either Party’s liability with respect to its indemnification obligations under this Article 14, or otherwise.
14.5    LIMITATION OF LIABILITY. NEITHER JOUNCE NOR GILEAD, NOR ANY OF THEIR RESPECTIVE AFFILIATES, WILL BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATES UNDER OR IN CONNECTION WITH THIS AGREEMENT FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE, OR EXEMPLARY DAMAGES (INCLUDING LOST PROFITS OR LOST REVENUES), WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY), INDEMNITY, CONTRIBUTION, OR OTHERWISE, AND IRRESPECTIVE OF WHETHER THAT PARTY OR ANY REPRESENTATIVE OF THAT PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 14.5 IS INTENDED TO OR SHALL LIMIT OR RESTRICT: (A) THE [***] RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTIONS [***] OR [***], IN CONNECTION WITH [***]; (B) THE LIABILITY OF EITHER PARTY FOR BREACH OF ITS OBLIGATIONS UNDER [***] AND [***]; OR (C) DAMAGES AVAILABLE FOR A PARTY’S GROSS NEGLIGENCE, INTENTIONAL MISCONDUCT, OR FRAUD.
Article 15

TERM AND TERMINATION
15.1    Term; Expiration.
15.1.1    Term. Except for the terms and conditions of Article 11, Article 12, and Article 13 (all of which will become effective on the Execution Date), this Agreement will become effective on the Closing Date (the “Effective Date”); provided, that this Agreement will terminate immediately, upon written notice by a Party to the other Party, in the event that the Effective Date has not occurred on or prior to [***]. Unless earlier terminated in accordance with this Article 15, this Agreement will remain in effect until it expires as follows (the “Term”):
(a)    on a Licensed Product-by-Licensed Product and country-by-country basis, this Agreement will expire on the date of the expiration of the Royalty Term with respect to such Licensed Product in such country; and

(b)    this Agreement will expire in its entirety upon the expiration of all applicable Royalty Terms under this Agreement with respect to the Licensed Products in all countries in the Territory.
15.1.2    Effect of Expiration. Upon the expiration of the Term pursuant to Section 15.1.1, the following terms will apply:
(a)    Licenses after Licensed Product Expiration. Upon the expiration of the Term with respect to a given Licensed Product in a given country pursuant to Section 15.1.1(a), the licenses set forth in Section 9.1 with respect to the Licensed Product in such country will become fully paid-up, perpetual, irrevocable, and royalty-free.
(b)    Licenses after Expiration of Agreement. Upon the expiration of the Term with respect to this Agreement in its entirety pursuant to Section 15.1.1(b), the licenses set forth in Section 9.1 with respect to all Licensed Products in all countries in the Territory will become fully paid-up, perpetual, irrevocable, and royalty-free.
15.2    Termination for Material Breach.
15.2.1    Material Breach. This Agreement may be terminated in its entirety or on a Licensed Product-by-Licensed Product or Region-by-Region basis by a Party for the material breach by the other Party of this Agreement; provided, that the breaching Party has not cured such breach within [***] days in the case of a breach due to failure to make any payments due to the other Party hereunder, and, for all other breaches, [***] days, in each case after the date of written notice to the breaching Party of such breach (the “Cure Period”), which notice will describe such breach in reasonable detail and will state the non-breaching Party’s intention to terminate this Agreement (in its entirety or on a Licensed Product-by-Licensed Product or Region-by-Region basis). Any such termination of this Agreement will become effective at the end of the Cure Period, unless the breaching Party has cured such breach prior to the expiration of such Cure Period, or, if such breach is not susceptible to cure within the Cure Period, then such Cure Period will be extended for an additional [***] days provided that the breaching Party continues to use commercially reasonable efforts to cure such material breach during such extension period.
15.2.2    Disagreement as to Material Breach. Notwithstanding Section 15.2.1, if the Parties disagree in good faith as to whether there has been a material breach of this Agreement, then: (a) the Party that disputes whether there has been a material breach may contest the allegation by referring such matter, within [***] days following its receipt of notice of alleged material breach, for resolution in accordance with Section 16.8.1; (b) the relevant Cure Period with respect to such alleged material breach will be tolled from the date on which the Party that disputes whether there has been a material breach notifies the other Party of such Dispute until the resolution of such Dispute in accordance with the applicable provisions of this Agreement; (c) subject to Section 16.8, during the pendency of such Dispute, all of the terms and conditions of this Agreement will remain in effect and the Parties will continue to perform all of their respective obligations hereunder; and (d) if it is ultimately determined that the breaching Party committed such material breach, then the breaching Party will have the right to cure such material breach, after such determination, within the Cure Period (as may be extended in accordance with Section 15.2.1), which will commence as of the date of such determination.
15.3    Termination at Will. Gilead may terminate this Agreement at will, and in its sole discretion, in its entirety or on a Licensed Product-by-Licensed Product or Region-by-Region basis, at any time upon [***] days’ prior written notice to Jounce.
15.4    Termination for Bankruptcy.
15.4.1    If either Party makes a general assignment for the benefit of, or an arrangement or composition generally with, its creditors, appoints or suffers appointment of an examiner or of a receiver or trustee over all or substantially all of its property, passes a resolution for its winding up, or files a petition under any bankruptcy or insolvency act or law or has any such petition filed against it which is not dismissed, discharged, bonded, or stayed within [***] days after the filing thereof (each, an “Insolvency Event”), the other Party may terminate this Agreement in its entirety, effective immediately upon written notice to such Party.
15.4.2    For purposes of Section 365(n) of the U.S. Bankruptcy Code (the “Code”) and any similar laws in any country other than the U.S., all rights and licenses granted under or pursuant to any Section of this Agreement are rights to “intellectual property” (as defined in Section 101(35A) of the Code). The Parties agree that the licensee of such rights under this Agreement will retain and may fully exercise all of its protections, rights, and elections under the Code and any similar laws in any country other than the U.S. Each Party hereby acknowledges that: (a) copies of research data, (b) laboratory samples, (c) product samples, (d) formulas, (e) laboratory notes and notebooks, (f) data and results related to Clinical Trials, (g) regulatory filings and Regulatory Approvals, (h) rights of reference in respect of regulatory filings and Regulatory Approvals, (i) pre-clinical research data and results, and (j) marketing, advertising, and promotional materials, in each case ((a) through (j)), that relate to such intellectual property, constitute “embodiments” of such intellectual property pursuant to Section 365(n) of the Code, and that the licensee will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and the same, if not already in its possession, will be promptly delivered to it upon its written request therefor and election under Section 365(n)(1)(B) of the Code to retain the licenses granted by Jounce to Gilead hereunder in the event of Jounce’s rejection of this Agreement, unless Jounce elects to continue to perform all of its obligations under this Agreement. The provisions of this Section 15.4.2 are without prejudice to any rights the non-subject Party may have arising under the Code, laws of other jurisdictions governing insolvency and bankruptcy, or other Applicable Law. The Parties agree that they intend the following rights to extend to the maximum extent permitted by Applicable Law, including for purposes of the Code and any similar laws in any country other than the U.S.: (x) the right of access to any intellectual property (including all embodiments thereof) of Jounce, or any Third Party with whom Jounce contracts in accordance with this Agreement to perform an obligation of Jounce under this Agreement which is necessary or useful for the Development, Manufacture, or Commercialization of any Licensed Product; (y) the right to contract directly with any Third Party described in (x) to complete the contracted work, and (z) the right to cure any Default under any such agreement with a Third Party and set off the costs thereof against amounts payable to such licensor under this Agreement.
15.5    Effects of Termination.
15.5.1    Termination by Gilead for Convenience or by Jounce for Material Breach or Bankruptcy. Upon termination of this Agreement with respect to a Terminated Licensed Product: (a) by Gilead, in accordance with Section 15.3; or (b) by Jounce, in accordance with Section 15.2 or Section 15.4:
(a)    the licenses granted by Jounce to Gilead pursuant to Section 9.1 and 9.2 with respect to the Terminated Licensed Product will terminate, and Gilead will not have any rights hereunder to use or exercise any rights under the Jounce IP with respect to such Terminated Licensed Product; provided that, in the event such Terminated Licensed Product is a [***], and Gilead’s payment obligations under Article 8 with respect to [***]; provided further, that the provisions of Section 8.5.3(a) will not apply to such payment obligations;
(b)    Gilead will be released from its Development, Manufacturing, and Commercialization obligations under this Agreement with respect to the Terminated Licensed Product, including with respect to Section 3.3;
(c)    If requested by Jounce, Gilead will promptly transfer and assign to Jounce [***] (but not [***]) [***] (other than [***]), in exchange for a mutually agreed upon payment to Gilead;
(d)    Gilead will as soon as reasonably practicable transfer and assign (to the extent permitted) to Jounce any [***] Agreements that have been assigned to Gilead and all [***] owned and Controlled by Gilead or any of its Affiliates, in each case, to the extent [***] the Terminated Licensed Product (other than a Gilead Asset) and [***] for Developing, Manufacturing, or Commercializing such Terminated Licensed Product in the Field in the Territory; provided, that: (i) Gilead may retain a copy of such items for its records; and (ii) within [***] days after Jounce’s receipt of an invoice therefor, Jounce will reimburse Gilead for Gilead’s and its Affiliates’ costs incurred in connection with such transfers and assignment.
(e)    If requested by Jounce, Gilead will grant to Jounce [***] under [***] (or [***]) pursuant to [***] and [***], [***] to the [***] (i) relates to [***] (ii) [***] by [***], in each case [***];
(f)    Jounce will have the option, exercisable within [***] days following the effective date of such termination, to obtain Gilead’s inventory of such Terminated Licensed Product (other than a Gilead Asset) at a price equal to [***] percent ([***]%) of Gilead’s costs for such inventory of the Terminated Licensed Product. In the event Jounce exercises such right to purchase such inventory, Gilead will grant, and hereby does grant, a royalty-free license to any trademarks, names, and logos of Gilead contained therein for a period of [***] months from the date of Jounce’s exercise solely to permit the orderly sale of such inventory;

(g)    all data and information generated, gathered, or Controlled by Jounce during the Term that relates to the Terminated Licensed Product(s) (other than a Gilead Asset) shall constitute the Confidential Information of Jounce for purposes of each Party’s continuing obligations under Article 12;
(h)    the provisions of Article 10 (other than Section 10.1) will be terminated with respect to the Terminated Licensed Product; and
(i)    If requested by Jounce, Gilead and Jounce will [***] (the “[***]”) under any Patents and Know-How Controlled by Gilead or its Affiliates as of the effective date of such termination, in each case that relate to the Parties’ activities under this Agreement and that are actually used in the Development, Manufacture, or Commercialization (if currently under Development or Commercialization) of the [***] (other than [***]) in the [***] Development or Commercialization pursuant to this Agreement as of the effective date of termination, excluding the [***] Manufacturing Patents and the [***] Manufacturing Know-How (collectively, the “Necessary Gilead IP”) solely to Develop, Manufacture, and Commercialize the Terminated Licensed Product(s) (other than a Gilead Asset) within all or a portion of the Territory.
(i)    In order to [***], Jounce shall provide written notice of [***] on or prior to the effective date of such termination. In the event that the Parties [***] with respect to [***] within [***] days following receipt by Gilead from Jounce of such notice, then, unless [***] by the [***] (the [***] together with any [***], the “[***]”), the terms of the [***] shall be determined in accordance with Section [***], provided that (A) the scope of the [***] shall be limited to determining the [***], which terms shall be consistent with this Section 15.5.1(i) and this Agreement; (B) within [***] days after [***] pursuant to Section [***], each Party shall provide [***] (including a [***]) for the [***]; and (C) in [***] regarding [***], the [***] shall [***] under the circumstances (or, if [***] day period, the [***]), provided that the [***] or [***].
(ii)    [***], during the [***] and until the [***] pursuant to Section [***] (but [***]), [***] under the [***] to [***] (other than [***]) in [***] in which [***] with respect to [***].
15.5.2    Termination by Gilead for Material Breach or Bankruptcy. Upon termination of this Agreement with respect to a Terminated Licensed Product by Gilead in accordance with Section 15.2 or Section 15.4:
(a)    the licenses granted by Jounce to Gilead pursuant to Section 9.1 and 9.2 with respect to the Terminated Licensed Product will terminate, and Gilead will not have any rights hereunder to use or exercise any rights under the Jounce IP with respect to such Terminated Licensed Product, provided that, in the event such Terminated Licensed Product is a Gilead Competing Product, Gilead will retain the rights to Develop and Commercialize the Gilead Competing Product, and Gilead’s payment obligations under Article 8 with respect to such Gilead Competing Product shall continue for the balance of what would have been the applicable Royalty Term;

(b)    Gilead will be released from its Development, Manufacturing, and Commercialization obligations under this Agreement with respect to the Terminated Licensed Product, including with respect to Section 3.3;
(c)    Gilead will as soon as reasonably practicable transfer and assign (to the extent permitted) to Jounce all [***] Agreements that have been assigned to Gilead as contemplated under this Agreement, and all [***] owned and Controlled by Gilead or any of its Affiliates, in each case, to the extent [***] the Terminated Licensed Product (other than a Gilead Asset) and [***] for Developing, Manufacturing, or Commercializing such Terminated Licensed Product in the Field in the Territory; provided, that: (i) Gilead may retain a copy of such items for its records; and (ii) within [***] days after Jounce’s receipt of an invoice therefor, Jounce will reimburse Gilead for Gilead’s and its Affiliates’ costs incurred in connection with such transfers and assignment.
(d)    If requested by Jounce, Gilead will grant to Jounce [***] under [***] (or [***]) pursuant to [***] and [***], [***] to [***] (i) relates to [***] (ii) [***], in each case [***];
(e)    Gilead will have the option, exercisable within [***] days following the effective date of such termination, to sell Gilead’s inventory of such Terminated Licensed Product (other than a Gilead Asset) to Jounce at a price equal to [***] percent ([***]%) of Gilead’s costs for such inventory of the Terminated Licensed Product. In the event Gilead exercises such right to sell such inventory, Gilead will grant, and hereby does grant, a royalty-free license to any trademarks, names, and logos of Gilead contained therein for a period of [***] months from the date of Jounce’s exercise solely to permit the orderly sale of such inventory; and
(f)    the provisions of Article 10 (other than Section 10.1) will be terminated with respect to the Terminated Licensed Product.
15.6    Certain Additional Remedies of Gilead in Lieu of Termination. In the event that: (a) Gilead notifies Jounce in writing of a material breach of this Agreement by Jounce; and (b) Gilead would have the right to terminate this Agreement pursuant to Section 15.2 (including because Jounce is unable to cure such breach within the Cure Period), then, [***], [***] may [***] to have [***] by providing [***]; provided, that if [***], then from and after [***], [***] and [***] pursuant to [***] will be [***] until [***] has [***] and [***] as [***] to [***] from [***] and [***] of [***].
15.7    Surviving Provisions.
15.7.1    Accrued Rights; Remedies. The expiration or termination of this Agreement for any reason will be without prejudice to any rights that will have accrued to the benefit of any Party prior to such expiration or termination, and any and all damages or remedies (whether at law or in equity) arising from any breach hereunder, each of which will survive expiration or termination of this Agreement. Such expiration or termination will not relieve any Party from obligations which are expressly indicated to survive expiration or termination of this

Agreement. Except as otherwise expressly set forth in this Agreement, the termination provisions of this Article 15 are in addition to any other relief and remedies available to either Party under this Agreement, at law, or in equity.
15.7.2    Survival. Without limiting the provisions of Section 15.7.1, the rights and obligations of the Parties set forth in the following Sections and Articles of this Agreement will survive the expiration or termination of this Agreement, in addition to those other terms and conditions that are expressly stated to survive termination or expiration of this Agreement: Article 1 (to the extent the definitions are used in other surviving provisions), Article 8 (to the extent applicable with respect to amounts due prior to termination or expiration), Article 9 (solely to the extent the terms thereof are contemplated to survive per this Article 15), Article 10 (solely as applicable to any perpetual license rights granted to Gilead pursuant to this Agreement, except that Section 10.2 shall survive any expiration or termination hereof), Article 12, Article 14, Article 16, Sections 7.3.2 and 7.3.3 (in each case, to the extent applicable with respect to the amounts due prior to termination or expiration), 13.3.2(a) (solely to the extent applicable to any rights of Gilead contemplated to survive per Section 15.1 or 15.5), 13.4, 15.1, 15.5, and this Section 15.7.
Article 16

MISCELLANEOUS
16.1    Severability. If one (1) or more of the terms or provisions of this Agreement is held by a court of competent jurisdiction to be void, invalid, or unenforceable in any situation in any jurisdiction, such holding will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the void, invalid, or unenforceable term or provision in any other situation or in any other jurisdiction, and such term or provision will be considered severed from this Agreement solely for such situation and solely in such jurisdiction, unless the void, invalid, or unenforceable term or provision is of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the void, invalid, or unenforceable term or provision. If the final judgment of such court declares that any term or provision hereof is void, invalid, or unenforceable, the Parties agree to: (a) reduce the scope, duration, area, or applicability of the term or provision or to delete specific words or phrases to the minimum extent necessary to cause such term or provision as so reduced or amended to be enforceable; and (b) make a good-faith effort to replace any void, invalid, or unenforceable term or provision with a valid and enforceable term or provision such that the objectives contemplated by the Parties when entering this Agreement may be realized.
16.2    Notices. Any notice required or permitted to be given by this Agreement will be in writing and in English and will be: (a) delivered by hand or by overnight courier with tracking capabilities; or (b) mailed postage prepaid by first class, registered, or certified mail, in each case, addressed as set forth below unless changed by notice so given:
If to Gilead:

Gilead Sciences, Inc.
333 Lakeside Drive
Foster City, CA 94404
Attention:    Alliance Management

With copies to:
Gilead Sciences, Inc.
333 Lakeside Drive
Foster City, CA 94404
Attention:    General Counsel

If to Jounce:

Jounce Therapeutics, Inc.
780 Memorial Drive
Cambridge, MA 02139
Attention:    Chief Executive Officer
With copies to:
Jounce Therapeutics, Inc.
780 Memorial Drive
Cambridge, MA 02139
Attention:    Chief Legal Officer
Any such notice will be deemed given on the date received, except any notice received after 5:00 p.m. (in the time zone of the receiving Party) on a Business Day or received on a non-Business Day will be deemed to have been received on the next Business Day. A Party may add, delete, or change the person or address to which notices should be sent at any time upon written notice delivered to the other Parties in accordance with this Section 16.2.
16.3    Force Majeure. A Party will not be liable for delay or failure in the performance of any of its obligations hereunder to the extent such delay or failure is due to a cause beyond the reasonable control of such Party, including acts of God, fires, earthquakes, acts of war, terrorism, or civil unrest, or hurricane or other inclement weather; provided, that the affected Party: (a) promptly notifies the other Party; and (b) will use its commercially reasonable efforts to avoid or remove such causes of non-performance and to mitigate the effect of such occurrence, and will continue performance in accordance with the terms of this Agreement whenever such causes are removed. When such circumstances arise, the Parties will negotiate in good faith any modifications of the terms of this Agreement that may be necessary or appropriate in order to arrive at an equitable solution.
16.4    Assignment.
16.4.1    Generally. Except as expressly permitted herein, this Agreement may not be assigned or transferred by any Party, nor may any Party assign or transfer any rights or obligations created by this Agreement, except as expressly permitted hereunder without first obtaining the prior written consent of the other Party, which consent will not be unreasonably withheld, conditioned, or delayed. Notwithstanding the foregoing, and the remaining provisions of this Section 16.4.1, either Party may assign or transfer this Agreement, or any rights or obligations hereunder in whole or in part, to: (a) one (1) or more of its Affiliates (provided, that the assigning Party will remain fully and unconditionally liable and responsible to the non-assigning Party hereto for the performance and observance of all such duties and obligations by such Affiliate); or (b) its successor in interest in connection with its merger, consolidation, or sale of all or substantially all of its assets or that portion of its business pertaining to the subject matter of this Agreement.
16.4.2    All Other Assignments Null and Void. The terms of this Agreement will be binding upon and will inure to the benefit of the successors, heirs, administrators, and permitted assigns of the applicable Party. Any purported assignment in violation of this Section 16.4 will be null and void ab initio.
16.4.3    Change of Control. Whether or not this Agreement is assigned pursuant to Section 16.4, the Parties agree as follows: (a) the rights to information, materials, Patents, Know-How or other intellectual property rights: (i) controlled by a Third Party permitted assignee of a Party or any of its Affiliates that were controlled by such assignee or any of its Affiliates (and not such Party) immediately prior to such assignment (other than as a result of a license or other grant of rights, covenant or assignment by such Party or its Affiliates to, or for the benefit of, such Third Party); or (ii) controlled by any successor-in-interest of a Party as a result of a Change of Control or any Person that becomes an Affiliate of a Party through any Change of Control of such Party, that were controlled by such successor or Person (and not such Party) immediately prior to such Change of Control (other than as a result of a license or other grant of rights, covenant or assignment by such Party or its other Affiliates to, or for the benefit of, such Person), in each case ((i) and (ii)), will be [***] under this Agreement.
16.5    Waivers and Modifications. The failure of any Party to insist on the performance of any obligation hereunder will not be deemed to be a waiver of such obligation. Waiver of any breach of any provision hereof will not be deemed to be a waiver of any other breach of such provision or any other provision on such occasion or any succeeding occasion. No waiver, modification, release, or amendment of any obligation under or provision of this Agreement will be valid or effective unless in writing and signed by the Parties.
16.6    WAIVER OF JURY TRIAL. EXCEPT AS LIMITED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED

IN CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE, AND ENFORCEMENT HEREOF. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY, AND BARGAINED-FOR AGREEMENT BETWEEN THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
16.7    Choice of Law. This Agreement will be governed by, enforced, and construed in accordance with the laws of the State of New York without reference to any rules of conflict of laws and excluding the United Nations Convention on Contracts for the International Sales of Goods.
16.8    Dispute Resolution. The Parties agree that the procedures set forth in this Section 16.8 will be the exclusive mechanism for resolving any dispute (whether in contract, tort, or otherwise), controversy, or claim between the Parties arising out of or in connection with this Agreement, any Party’s rights or obligations under this Agreement, breach of this Agreement, or the transactions contemplated by this Agreement (each, a “Dispute”).
16.8.1    Escalation to Executive Officers. Except as otherwise set forth in this Section 16.8, in the event of any Dispute relating to this Agreement, the Parties shall first refer the Dispute to the Executive Officers for discussion and resolution.  If the Executive Officers are unable to resolve such Dispute within [***] Business Days of the Dispute being referred to them by either Party in writing, then the Dispute shall be resolved as provided in Section 16.8.2 or Section 16.8.3, as applicable.
16.8.2    Binding Arbitration. Any unresolved Disputes between the Parties arising out of or in connection with this Agreement shall be resolved by final and binding arbitration. Whenever a Party decides to institute arbitration proceedings, it shall give written notice to that effect to the other Party.  Arbitration shall be held in New York, New York, according to the Rules of Arbitration of the International Chamber of Commerce (“ICC Rules”) in effect at the Effective Date, except as they may be modified herein or by mutual agreement of the Parties. All arbitration proceedings shall be conducted by three (3) arbitrators unless otherwise mutually agreed by the Parties. The claimant and the respondent shall each nominate an arbitrator in accordance with the ICC Rules, and the third arbitrator, who shall be the president of the arbitral tribunal, shall be appointed by the two (2) Party-appointed arbitrators in consultation with the Parties. The Parties undertake to maintain confidentiality as to the existence of the arbitration proceedings and as to all submissions, correspondence, and evidence relating to the arbitration proceedings. This Section 16.8.2 shall survive the termination of the arbitral proceedings. Decisions of the arbitrator(s) shall be final and binding on the Parties. Judgment on the award so rendered may be entered in any court of competent jurisdiction. The costs of the arbitration shall be shared by the Parties during the course of such arbitration, as assessed by the International Chamber of Commerce, and shall be borne as determined by the arbitrator(s).
16.8.3    Equitable Relief. Notwithstanding the provisions of Section 16.8.1, either Party may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any equitable relief, including any injunctive or provisional relief and specific performance to protect the rights or property of that Party. Such remedies will not be deemed to be the exclusive remedies for a breach of this Agreement but will be in addition to all other remedies available at law or in equity. In addition, notwithstanding the provisions of Section 16.8.1, either Party may bring an action in any court having jurisdiction to enforce an award rendered pursuant to Section 16.8.1.
16.8.4    Pending Disputes. Until final resolution of the Dispute through judicial determination: (a) this Agreement will remain in full force and effect; and (b) the time periods for cure as to any termination will be tolled. The Parties further agree that any payments made pursuant to this Agreement pending resolution of the Dispute will be refunded if a court determines that such payments are not due.
16.9    Relationship of the Parties. Jounce and Gilead are independent contractors under this Agreement. Nothing contained herein is intended or is to be construed so as to constitute either Party as a partner, agent, or joint venturer of the other Party. No Party will incur any debts or make any commitments for the other Party, except to the extent, if at all, specifically provided therein. Neither Jounce nor Gilead, respectively, will have any express or implied right or authority to assume or create any obligations on behalf of or in the name of Jounce and Gilead, respectively, or to bind Jounce and Gilead, respectively, to any contract, agreement, or undertaking with any Third Party.
16.10    Fees and Expenses. Except as otherwise specified in this Agreement, each Party will bear its own costs and expenses (including investment banking and legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.
16.11    Third Party Beneficiaries. There are no express or implied Third Party beneficiaries hereunder. The provisions of this Agreement are for the exclusive benefit of the Parties, and no other Person or entity will have any right or claim against any Party by reason of these provisions or be entitled to enforce any of these provisions against any Party, except for the indemnification rights of the Jounce Indemnitees pursuant to Sections 14.1 and 14.3 and the Gilead Indemnitees pursuant to Sections 14.2 and 14.3.
16.12    Entire Agreement. This Agreement (together with the attached Schedules) contain the entire agreement by the Parties with respect to the subject matter hereof and supersede any prior express or implied agreements, understandings, and representations, either oral or written, which may have related to the subject matter hereof in any way, including any and all term sheets relating to the transactions contemplated by this Agreement and exchanged between the Parties prior to the Effective Date.

16.13    Counterparts. This Agreement may be executed in counterparts with the same effect as if both Parties had signed the same document. All such counterparts will be deemed an original, will be construed together, and will constitute one (1) and the same instrument. Any such counterpart, to the extent delivered by means of facsimile by .pdf, .tif, .gif, .jpeg, or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) will be treated in all manners and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party hereto will raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent that such defense relates to lack of authenticity.
16.14    Equitable Relief; Cumulative Remedies. Notwithstanding anything to the contrary herein, the Parties will be entitled to seek equitable relief, including injunction and specific performance, as a remedy for any breach of this Agreement. Such remedies will not be deemed to be the exclusive remedies for a breach of this Agreement but will be in addition to all other remedies available at law or in equity. The Parties further agree not to raise as a defense or objection to the request or granting of such relief that any breach of this Agreement is or would be compensable by an award of money damages. No remedy referred to in this Agreement is intended to be exclusive, but each will be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under Applicable Law.
16.15    Interpretation.
16.15.1    Generally. This Agreement has been diligently reviewed by and negotiated by and between the Parties, and in such negotiations each of the Parties has been represented by competent (in-house or external) counsel, and the final agreement contained herein, including the language whereby it has been expressed, represents the joint efforts of the Parties and their counsel. Accordingly, in interpreting this Agreement or any provision hereof, no presumption will apply against any Party as being responsible for the wording or drafting of this Agreement or any such provision, and ambiguities, if any, in this Agreement will not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.
16.15.2    Definitions; Interpretation.
(a)    The definitions of the terms herein will apply equally to the singular and plural forms of the terms defined and, where a word or phrase is defined herein, each of its other grammatical forms will have a corresponding meaning.
(b)    Whenever the context may require, any pronoun will include the corresponding masculine, feminine, and neuter forms.
(c)    The word “shall” will be construed to have the same meaning and effect as the word “will.”

(d)    The words “including,” “includes,” “include,” “for example,” and “e.g.,” and words of similar import, will be deemed to be followed by the words “without limitation.”
(e)    The word “or” will be interpreted to mean “and/or,” unless the context requires otherwise.
(f)    The words “hereof,” “herein,” and “herewith,” and words of similar import, will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.
(g)    Unless the context requires otherwise or otherwise specifically provided: (i) all references herein to Articles, Sections, Schedules will be construed to refer to Articles, Sections, Schedules of this Agreement; and (ii) reference in any Section to any subclauses are references to such subclauses of such Section.
16.15.3    Subsequent Events. Unless the context requires otherwise: (a) any definition of or reference to any agreement, instrument, or other document herein will be construed as referring to such agreement, instrument, or other document as from time to time amended, supplemented, or otherwise modified (subject to any restrictions on such amendments, supplements, or modifications set forth herein); (b) any reference to any Applicable Law herein will be construed as referring to such Applicable Law as from time to time enacted, repealed, or amended; and (c) subject to Section 16.4, any reference herein to any Person will be construed to include the Person’s successors and assigns.
16.15.4    Headings. Headings, captions, and the table of contents are for convenience only and will not be used in the interpretation or construction of this Agreement.
16.15.5    Prior Drafts. No prior draft of this Agreement will be used in the interpretation or construction of this Agreement.
16.15.6    Independent Significance. Although the same or similar subject matter may be addressed in different provisions of this Agreement, the Parties intend that, except as reasonably apparent on the face of the Agreement or as expressly provided in this Agreement, each such provision will be read separately, be given independent significance, and not be construed as limiting any other provision of this Agreement (whether or not more general or more specific in scope, substance, or content).
16.16    Further Assurances. Each Party will execute, acknowledge, and deliver such further instruments, and do all such other ministerial, administrative, or similar acts, as may be reasonably necessary or appropriate in order to carry out the expressly stated purposes and the clear intent of this Agreement.
16.17    Extension to Affiliates. Subject to Sections 9.1, 9.2, 9.3, 10.1 and 16.4, Gilead will have the right to extend the rights, licenses, immunities, and obligations granted in this Agreement to one (1) or more of its Affiliates. All applicable terms and provisions of this Agreement will apply to any such Affiliate to which this Agreement has been extended to the same extent as such terms and provisions apply to Gilead. Gilead will remain fully liable for any acts or omissions of such Affiliates.
[Signature Page Follows]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties have caused this License Agreement to be executed by their respective duly authorized officers as of the Execution Date.

JOUNCE THERAPEUTICS, INC.	GILEAD SCIENCES, INC.
By: /s/ Richard Murray	By: /s/ Andrew Dickinson
Name: Richard Murray	Name: Andrew Dickinson
Title: CEO	Title: Chief Financial Officer

[Signature Page to License Agreement]

Schedules

Schedule 1.10	[***]
Schedule 1.94	Patents
Schedule 1.96	Lead Product
Schedule 3.2	Development Plan
Schedule 3.5	Form of Development Report
Schedule 7.1	Transition Plan
Schedule 8.5.3(d)	[***]
Schedule 9.2	Certain Required Sublicense Provisions
Schedule 10.1	[***] Agreement [***] Provisions
Schedule 12.5.2	Joint Press Release
Schedule 13.2(e)	[***]